Exhibit 2.1

David M. Bennett
Texas Bar No. 02139600
Katharine Battaia Clark
Texas Bar No. 24046712
Cassandra A. Sepanik
Texas Bar No. 24070592
THOMPSON & KNIGHT LLP
1722 Routh Street, Suite 1500
Dallas, Texas 75201
214.969.1700 (telephone)
214.969.1751 (facsimile)
david.bennett@tklaw.com
katie.clark@tklaw.com
cassandra.sepanik@tklaw.com

Demetra L. Liggins Texas Bar No. 24026844 THOMPSON & KNIGHT LLP 333 Clay Street, Suite 3300 Houston, Texas 77002 713.654.8111 (telephone) 713.654.1871 (facsimile) demetra.liggins@tklaw.com

Counsel for Debtors and Debtors-in-Possession

IN THE UNITED STATES BANKRUPTCY COURT

FOR THE NORTHERN DISTRICT OF TEXAS

DALLAS DIVISION

IN RE	§
	§	CASE NO. 12-31549
CANO PETROLEUM, INC., ET AL.	§	JOINTLY ADMINISTERED
§
Debtors.	§	(CHAPTER 11)

SECOND AMENDED JOINT PLAN OF REORGANIZATION

DATED:  May 30, 2012.

i

INTRODUCTION

Cano Petroleum, Inc., (“Cano”) and its debtor affiliates, as debtors and debtors-in-possession (collectively, the “Debtors”)(1) filed for bankruptcy protection on March 7-8, 2012 (March 7, 2012 being the “Petition Date”).  The Debtors hereby propose the following Second Amended Joint Plan of Reorganization for the resolution of outstanding creditor claims against, and equity interests in, the Debtors.  The Debtors are the proponents of this Plan within the meaning of Bankruptcy Code § 1129 (as hereinafter defined).

Although styled as a “joint plan,” this Plan consists of nine (9) separate plans (one for each of the Debtors).  Consequently, except as provided in this Plan for purposes of making and receiving distributions under this Plan, votes will be tabulated separately for each Debtor with respect to each Debtor’s plan of reorganization and distributions may be made separately to each separate Class as provided in this Plan.  Confirmation of one or more of the nine separate plans, or the failure to confirm any of the nine separate plans, does not affect the Debtors’ ability to confirm any of the other plans.(2)

Reference is made to the Disclosure Statement (as hereinafter defined) for a discussion of the Debtors’ history, businesses, properties, results of operations and projections of future operations, as well as a summary and description of this Plan and certain related matters.  No materials other than the Disclosure Statement, this Plan and any exhibits and schedules attached hereto or thereto or referenced herein or therein have been authorized by the Debtors for use in soliciting acceptances or rejections of this Plan.

ALL HOLDERS OF CLAIMS OR INTERESTS ARE ENCOURAGED TO READ THIS PLAN AND THE DISCLOSURE STATEMENT CAREFULLY AND IN THEIR ENTIRETY BEFORE VOTING ON THIS PLAN.

ARTICLE I

DEFINED TERMS, RULES OF INTERPRETATION,
AND COMPUTATION OF TIME

Section 1.01                            Scope of Defined Terms; Rules of Construction

For purposes of this Plan, except as expressly defined elsewhere in this Plan or unless the context otherwise requires, all capitalized terms used herein shall have the meanings ascribed to them in Article I of this Plan.  Any term used but not defined herein that is defined in the Bankruptcy Code or the Bankruptcy Rules, as the case may be, shall have the meaning ascribed in the Bankruptcy Code or the Bankruptcy Rules.  Whenever the context requires, such terms shall include the plural as well

(1)  The Debtors include Cano Petroleum, Inc., Cano Petro of New Mexico, Inc., Ladder Companies, Inc., Square One Energy, Inc., Tri-Flow, Inc., WO Energy of Nevada, Inc., W.O. Operating Company, Ltd., W.O. Production Company, Ltd., and WO Energy, Inc.

(2)  The Confirmation Order will identify the Debtors that obtain Confirmation. The term “Debtors” as defined in Section 1.02(48) shall mean only those Debtors that obtain Confirmation of their respective plans pursuant to the Confirmation Order.

as the singular.  The masculine gender shall include the feminine, and the feminine gender shall include the masculine.

Section 1.02                            Defined Terms

(1)                                 Acquired Property means the New Interests and/or the Debtors’ Assets, as the case may be, that are purchased by the Successful Bidder pursuant to the Purchase and Sale Agreement.

(2)                                 Administrative Claim(s) means a Claim(s) for costs and expenses of administration pursuant to Bankruptcy Code §§ 503(b), 507(a)(2), 507(b), or 1114(e)(2), including:  (a) the actual and necessary costs and expenses incurred after the Petition Date and through the Effective Date of preserving the Estates and operating the businesses of the Debtors (such as wages, salaries, or commissions for services, and payments for goods and other services and leased premises); (b) all fees and charges assessed against the Estates pursuant to section 1930 of chapter 123 of Title 28 of the United States Code; (c) all Allowed Professional Fee Claims; (d) any Cure Costs; and (e) all Claims for compensation or expense reimbursement for making a substantial contribution in the Chapter 11 Cases pursuant to Bankruptcy Code §§ 503(b)(3), (4), and (5) Allowed by the Bankruptcy Court.

(3)                                 Administrative Claims Bar Date shall have the meaning set forth in Section 2.02 of this Plan unless the Bankruptcy Court orders otherwise.

(4)                                 Affiliate has the meaning set forth in Bankruptcy Code § 101(2).  For purposes of Article XVI of this Plan and the definition of Related Person, an Affiliate of a Person shall also include another Person controlling, controlled by or under common control with such first Person.  For purposes of this definition, “control” means, when used with respect to any Person, the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract, or otherwise, and the terms “controlling” and “controlled” have correlative meanings.

(5)                                 Allowed means with reference to any Claim or Interest:  any Claim or Interest or any portion thereof (a) as to which no objection to allowance has been interposed on or before the latter of (i) the Claims Objection Deadline or (ii) the expiration of such other applicable period of limitation fixed by the Bankruptcy Code, the Bankruptcy Rules, or the Bankruptcy Court, or is listed on the Bankruptcy Schedules as liquidated, non-contingent and undisputed; (b) as to which any objection to its allowance has been settled, waived through payment or withdrawn, as permitted herein, or denied by a Final Order; (c) as to which liability of the Debtors and the amount thereof has been determined and expressly allowed by a Final Order; (d) as to which the liability of the Debtors and the amount thereof are determined and expressly allowed by Final Order of a court of competent jurisdiction other than the Bankruptcy Court; or (e) that is expressly deemed allowed in a liquidated amount in this Plan; provided, however, that with respect to an Administrative Claim, “Allowed Administrative Claim” means an Administrative Claim as to which a timely request for payment has been made in accordance with Section 2.02 of this Plan (if such written request is required) or other Administrative Claim, in each case as to which the Debtors, the Pre-Petition Agents, or the Liquidating Trustee (1) have not interposed a timely objection or (2) have interposed a timely objection and such objection has been settled, waived through payment or withdrawn, as permitted herein, or denied by a Final Order.

(6)                                 Allowed Plan Carve Out Claims means the Allowed Administrative Claims (including Cure Costs), Allowed Priority Tax Claims, Allowed Priority Non-Tax Claims, Allowed Miscellaneous Secured Claims, and Allowed Royalty Claims.

(7)                                 Auction means the Bankruptcy Court ordered event by which competing bids are obtained for the Proposed Acquired Property as contemplated by the Bid Procedures Order.

(8)                                 Available Cash means all Cash and Cash Equivalents of the Debtors, determined in accordance with generally accepted accounting principles in the United States, as of 11:59 PM on the date immediately before the Closing.

(9)                                 Avoidance Actions means any and all actual or potential claims or Causes of Action to avoid a transfer of property or an obligation incurred by the Debtors pursuant to any applicable section of the Bankruptcy Code, including §§ 544, 545, 547, 548, 549, 550, 551, 553(b), and 724(a).

(10)                          Avoidance Actions Proceeds means the proceeds of the resolution of Avoidance Actions.

(11)                          Avoidance Actions Proceeds Reserve means the Distribution Reserve Account established for the Avoidance Actions Proceeds.

(12)                          Ballot means the document for accepting or rejecting this Plan, in the form approved by the Bankruptcy Court.

(13)                          Balloting Agent means BMC Group, Inc. employed and retained by the Debtors pursuant to (i) an order of the Bankruptcy Court [Dkt. No. 66], as noticing, soliciting, and balloting agent; and (ii) a subsequent order to include services as claims agent [Dkt. No. 127].

(14)                          Bankruptcy Code means the Bankruptcy Reform Act of 1978, as codified in title 11 of the United States Code, 11 U.S.C. §§ 101-1532, as in effect on the Petition Date as heretofore or hereafter amended.

(15)                          Bankruptcy Court means the United States Bankruptcy Court for the Northern District of Texas, Dallas Division or any other bankruptcy court having jurisdiction over the Chapter 11 Cases from time to time.

(16)                          Bankruptcy Rules means, collectively, the Federal Rules of Bankruptcy Procedure and the Official Bankruptcy Forms, as amended, the Federal Rules of Civil Procedure, as amended, as applicable to the Chapter 11 Cases or proceedings therein, and the Local Rules of the Bankruptcy Court, as applicable to the Chapter 11 Cases or proceedings therein, as the case may be.

(17)                          Bankruptcy Schedules means the schedules of assets and liabilities, lists of executory contracts and unexpired leases, and related information Filed by the Debtors pursuant to Bankruptcy Code § 521 and Bankruptcy Rule 1007(b), as such schedules may be amended or supplemented from time to time as permitted hereunder in accordance with Bankruptcy Rule 1009 or orders of the Bankruptcy Court.

(18)                          Bankruptcy SOFAs means the statements of financial affairs and related financial information Filed by the Debtors pursuant to Bankruptcy Code § 521 and Bankruptcy Rule 1007(b), as such statements may be amended or supplemented from time to time as permitted hereunder in accordance with Bankruptcy Rule 1009 or orders of the Bankruptcy Court.

(19)                          Bar Date(s) means the applicable date(s) designated by the Bankruptcy Court as the last date for Filing Proofs of Claims or Interests in the Chapter 11 Cases of the respective Debtors.

(20)                          Bid Procedures means those certain Bid Procedures approved pursuant to the Bid Procedures Order entered by the Court on April 19, 2012.

(21)                          Bid Procedures and Sale Motion means that certain Motion to (A) Approve the Stock Purchase Agreement and Authorize the Debtors to Enter Into the Stock Purchase Agreement and Comply with Their Obligations Thereunder; (B) Approve a Break-Up Fee in Connection with the Transaction Contemplated by the Stock Purchase Agreement; (C)  Approve the Procedures for the Solicitation of Higher or Better Offers; (D) Approve the Form and Manner of Notice; (E) Approve Procedures for Determining Cure Amounts for Executory Contracts and Unexpired Leases; and (F) Grant Related Relief [Dkt. No. 13] Filed on the Petition Date.

(22)                          Bid Procedures Order means that certain Order (A) Approving the Stock Purchase Agreement and Authorize the Debtors to Enter Into the Stock Purchase Agreement and Comply with Their Obligations Thereunder; (B) Approving the Break-Up Fee in Connection with the Transaction Contemplated by the Stock Purchase Agreement; (C)  Approving the Procedures for the Solicitation of Higher or Better Offers; (D) Approving the Form and Manner of Notice; (E) Approving Procedures for Determining Cure Amounts for Executory Contracts and Unexpired Leases; and (F) Granting Related Relief [Dkt. No. 182], which was entered by the Bankruptcy Court on April 19, 2012.

(23)                          Business Day means any day, excluding Saturdays, Sundays or “legal holidays” (as defined in Bankruptcy Rule 9006(a)), on which commercial banks are open for business in Dallas, Texas.

(24)                          Cano means Cano Petroleum, Inc., a Delaware corporation, the Debtor in Case No. 12-31549 pending in the Bankruptcy Court, and one of the jointly-administered Debtors in the Chapter 11 Cases.

(25)                          Cano New Mexico means Cano Petro of New Mexico, Inc., a Texas Corporation, the Debtor in Case No. 12-31550 pending in the Bankruptcy Court, and one of the jointly administered Debtors in the Chapter 11 Cases.

(26)                          Cash means legal currency of the United States of America or equivalents thereof, including bank deposits and checks.

(27)                          Cash Collateral Budget(s) means the budget(s) approved as part of the Cash Collateral Order entered in the Chapter 11 Cases.

(28)                          Cash Collateral Order means an order(s) of the Bankruptcy Court authorizing the Debtors’ use of cash collateral during the pendency of the Chapter 11 Cases.

(29)                          Cash Equivalents means any item or asset of Debtors readily converted to Cash, such as bank accounts, marketable securities, treasury bills, certificate of deposit, commercial paper maturing less than one year from date of issue, or other liquid investments.

(30)                          Causes of Action means all actions, causes of action, liabilities, obligations, rights, suits, damages, judgments, remedies, demands, setoffs, defenses, recoupments, crossclaims, counterclaims, third-party claims, indemnity claims, contribution claims, or any other claims whatsoever, whether known or unknown, matured or unmatured, fixed or contingent, liquidated or unliquidated, disputed or undisputed, suspected or unsuspected, foreseen or unforeseen, direct or indirect, choate or inchoate, existing or hereafter arising, in law, equity, or otherwise, based in whole or in part upon any act or omission or other event occurring before the Petition Date or during the course of the Chapter 11 Cases, including through the Effective Date.

(31)                          Chapter 11 Case(s) or Case(s) means (a) when used in reference to a particular Debtor or group of Debtors, the Chapter 11 case or cases pending for that Debtor or particular group of Debtors in the Bankruptcy Court, and (b) when used in reference to all of the Debtors, the above-captioned jointly-administered Chapter 11 cases pending for the Debtors in the Bankruptcy Court.

(32)                          Claim means a claim, whether or not asserted or Allowed, as defined in Bankruptcy Code § 101(5).

(33)                          Claim Objection Deadline means the first Business Day, which is at least 180 days after the Effective Date, or such later date as may be established by the Bankruptcy Court in accordance with Section 11.02(b) of this Plan.

(34)                          Claims Reserve means the sum of (a) all budgeted expenses (including Professional Fees) set forth in the Cash Collateral Budget which are incurred and unpaid as of the Closing, but only to the extent any such expense is not greater than the budgeted line item for such expense and such expense exceeds the amount of any retainer or deposit held by the party to whom the expense is owed; and (b) the Plan Carve Out.

(35)                          Class means a category of Claims or Interests as set forth in Article III below pursuant to Bankruptcy Code § 1122.

(36)                          Closing means the closing of the sale of the Acquired Property to the Purchaser in accordance with the Sale Order and/or the Confirmation Order.

(37)                          Closing Accounts Receivable shall have the meaning set forth in the Purchase and Sale Agreement.

(38)                          Collateral means any property or interest in property of the Debtors’ Estates subject to a Lien to secure the payment or performance of a Claim, which Lien is not subject to avoidance under the Bankruptcy Code or otherwise invalid under the Bankruptcy Code or applicable state law.

(39)                          Combined Hearing shall mean the Confirmation Hearing and the Sale Hearing, as such hearings may be continued from time to time.

(40)                          Confirmation means entry by the Bankruptcy Court of the Confirmation Order on the docket of the Chapter 11 Cases.

(41)                          Confirmation Date means the date on which the Confirmation Order is entered on the docket in the Chapter 11 Cases within the meaning of Bankruptcy Rules 5003 and 9021.

(42)                          Confirmation Hearing means the hearing(s) held by the Bankruptcy Court to consider Confirmation of this Plan pursuant to Bankruptcy Code § 1129, as such hearing may be continued from time to time.

(43)                          Confirmation Order means the order entered by the Bankruptcy Court confirming this Plan pursuant to Bankruptcy Code § 1129.

(44)                          Consummation means the occurrence of the Effective Date, which shall take place simultaneously with the completion of the Closing.

(45)                          Credit Agreements means the Senior Credit Agreement and the Junior Credit Agreement.

(46)                          Creditor means any Person who holds a Claim against any Debtor.

(47)                          Cure Costs means all costs required of a Debtor to cure any and all monetary defaults including pecuniary losses, pursuant to Bankruptcy Code § 365, of such Debtor arising under any Desired 365 Contract.

(48)                          Debtor(s) means individually or collectively the following debtors and debtors-in-possession:  Cano, Cano New Mexico, Ladder, Square One, Tri-Flow, W.O. Nevada, W.O. Operating, W.O. Production, and WO Energy.

(49)                          Debtors’ Assets means substantially all of the assets of the Debtors as of the date of Auction, but specifically excluding cash, accounts receivables, deposits, interest in insurance policies (other than proceeds of a casualty loss), or the proceeds thereof, any and all other litigation rights or other claims and causes of action (including Avoidance Actions) arising under state or federal law, and any tax refund claims.

(50)                          Desired 365 Contract means any and all executory contracts and unexpired leases (a) to be assumed by one or more of the Debtors and vested in the respective Reorganized Debtors; or (b) designated by the Purchaser as a Desired 365 Contract and assumed by one or more of the Debtors and assigned to the Purchaser, each on the Effective Date pursuant to the Purchase and Sale Agreement, and as set forth in Article X.

(51)                          Disallowed means all or such part of a Claim that is disallowed by a Final Order of the Bankruptcy Court or other court of competent jurisdiction.

(52)                          Disclosure Statement means the Second Amended Joint Disclosure Statement for the Debtors’ Second Amended Joint Plan of Reorganization dated as of May 30, 2012, as the same may be amended, modified or supplemented from time to time, including all exhibits and schedules thereto, that is prepared and distributed in accordance with the Bankruptcy Code, the Bankruptcy Rules, and any other applicable law.

(53)                          Disclosure Statement Order means the Order (A) Approving (I) Second Amended Disclosure Statement for the Second Amended Joint Plan of Reorganization for the Debtors, (II) Summary Plan and Disclosure Statement, and (III) Unimpaired Class Notice; (B) Setting Dates for the Objection and Hearing Relating to the Confirmation of the Plan; and (C) Authorizing Other Relief Relating to Plan Solicitation and the Confirmation of the Plan [Dkt. No.       ] entered by the Bankruptcy Court on                       , 2012.

(54)                          Disputed means, in reference to a Claim or Interest, any Claim or Interest not otherwise Allowed or Disallowed pursuant to this Plan or an order of the Bankruptcy Court (a) which has been Scheduled, or hereafter is listed on the Bankruptcy Schedules as unliquidated, contingent, or disputed, and which has not been resolved by written agreement of the parties (or, in the case of the Plan Carve Out Claims, which has not been resolved by written agreement of the parties and the Pre-Petition Agents or an order of the Bankruptcy Court with respect to which the Pre-Petition Agents have had notice and an opportunity to object); (b) proof of which was required to be Filed but as to which a Proof of Claim or Interest was not timely or properly Filed; (c) proof of which was timely and properly Filed and which has been or hereafter is listed on the Bankruptcy Schedules as unliquidated, disputed, or contingent; (d) that is disputed in accordance with the provisions of this Plan; or (e) as to which the Debtors or Reorganized Debtors, as applicable, or the Pre-Petition Agents or the Liquidating Trustee have interposed a timely objection in accordance with the Bankruptcy Code, the Bankruptcy Rules, and any orders of the Bankruptcy Court, or is otherwise disputed by the Debtors or Reorganized Debtors, as applicable, or the Pre-Petition Agents or the Liquidating Trustee in accordance with applicable law, which objection or dispute has not been withdrawn or determined by a Final Order; provided, however, that for purposes of determining whether a particular Claim is a Disputed Claim before the expiration of any period of limitation fixed for the interposition by the Debtors or the Pre-Petition Agents or the Liquidating Trustee of objections to the allowance of Claims, any Claim that is not an Allowed Claim shall be deemed Disputed.

(55)                          Distribution Date means the date(s), occurring as soon as practicable after the Effective Date, upon which distributions are made pursuant to the terms of this Plan to Holders of Allowed Administrative Claims, and other Allowed Claims (other than the Union Senior Secured Claim, the Natixis Hedge Claim, or the UBE Junior Secured Claim); provided, however, that should such Allowed Claims be paid in the ordinary course of business, the Distribution Date shall be the date such Allowed Claim becomes payable under the terms of any contract or agreement or applicable non-bankruptcy law.

(56)                          Distribution Record Date means the record date which is set forth in Section 8.08 of this Plan.

(57)                          Distribution Reserve Account(s) shall mean one or more of the following accounts established by the Liquidating Trustee pursuant to this Plan: the Claims Reserve, the Gift Reserve, the

Undeliverable Distribution Reserve, the Liquidating Trust Expense Reserve, and/or the Avoidance Actions Proceeds Reserve.

(58)                          Effective Date means the first Business Day on which all conditions precedent set forth in Section 12.02 of this Plan have been satisfied or waived as permitted hereunder.

(59)                          Employee Benefit Plans means any employment, compensation, pension, welfare, healthcare, bonus, incentive compensation, sick leave and other leave, vacation pay, expense, reimbursement, dependent care, retirement, savings, deferred compensation, supplemental pension, retention, workers compensation, life insurance, disability, dependent care, dependent healthcare, education, severance or other compensation or benefit plan, agreement or arrangement for the benefit of the current or former directors, offices or employees (whether salaried or hourly, active or retired) of the applicable Debtor.

(60)                          Entity has the meaning set forth in Bankruptcy Code § 101(15).

(61)                          Environmental Escrow Funds shall have the meaning set forth in the Purchase and Sale Agreement.

(62)                          Equity Interests means the New Cano Stock sought to be purchased by the Stalking Horse under the Stalking Horse SPA.

(63)                          Estate(s) means individually or collectively the estate created for such Debtor in its Chapter 11 Case pursuant to Bankruptcy Code § 541.

(64)                          Exhibit means an exhibit annexed either to this Plan, the Plan Documents, or the Disclosure Statement or Filed as part of the Plan Supplement.

(65)                          File, Filed or Filing means file, filed, or filing with the Bankruptcy Court or its authorized designee in the Chapter 11 Cases.

(66)                          Final Order means an Order of the Bankruptcy Court: (a) as to which the time to appeal, petition for writ of certiorari, or otherwise seek appellate review or to move for re-argument, rehearing, or reconsideration has expired and to which no appeal, petition for writ of certiorari, or other appellate review, or proceeding for re-argument, rehearing, or reconsideration shall be pending; (b) as to which any right to appeal, petition for certiorari, or move for re-argument, rehearing, or reconsideration shall have been waived in writing by the party with such right; or (c) as to which an appeal, writ of certiorari, motion for re-argument or rehearing has been Filed or sought and such order shall not have been stayed.

(67)                          Free and Clear means, except as otherwise provided in the Purchase and Sale Agreement, free and clear of all Liens, Claims, Causes of Action, encumbrances, interests, pledges, security interests, rights of setoff, restrictions or limitation on use, successor liabilities, conditions, rights of first refusal, options to purchase, obligations to allow participation, agreements or rights, rights asserted in litigation matters, rights asserted in adversary proceedings in these Cases, competing rights of possession, obligations to lend, matters filed of record that relate to, evidence or secure an obligation of the Debtors or the Estates, (and all created expenses and charges) of any type under, among other things, any document, instrument, agreement, affidavit, matter filed of record, cause, or state or federal law, whether known or unknown, legal or equitable, and all liens, rights of offset, replacement liens, adequate protection liens, charges, obligations, or claims granted, allowed or directed in any Order.

(68)                          General Unsecured Claim means any Claim that is not Secured, entitled to priority under the Bankruptcy Code, or a Subordinated Equity Securities Claim.

(69)                          Gifted Amount means Cash in the amount of (a) $300,000.00 to be transferred to the Liquidating Trust as provided in Section 9.04 of this Plan, but which would otherwise be distributed to the Pre-Petition Secured Lenders on account of the Allowed Senior Secured Claims or the Allowed UBE Junior Secured Claim; and (b) if (i) Classes A5, B5, C5, D5, F5, G5, H5 and I5 of General Unsecured Claims in this Plan vote to accept this Plan by the requisite statutory majority provided in Bankruptcy Code § 1126(c); and (ii) the validity, extent or priority of the Senior Secured Lender’s Liens are not challenged by the Debtors, Special Counsel, a Creditor, or any other party-in-interest, an amount equal to two percent (2%) times the positive difference, if any, between (A) the Net PSA Sale Proceeds minus (B) $50,000,000.00; provided that, such amount under this clause (ii) shall in no event exceed $200,000.00.

(70)                          Gift Reserve means the Distribution Reserve Account established for the Gifted Amount.

(71)                          Governance Documents means any certificate of incorporation, certificate of formation, bylaws, limited liability company agreements (or any other formation and organizational documents) of the Debtors in effect as of the Petition Date.

(72)                          Governors has the meaning given in Section 6.10 of this Plan.

(73)                          Holder means the beneficial holder of any Claim or Interest.

(74)                          Impaired means, when used with reference to a Claim or Interest, a Claim or Interest that is impaired within the meaning of Bankruptcy Code § 1124.

(75)                          In Pay Status means as to Royalty Claims means the owner of the Royalty Claim (a) whose identity is known; (b) as to which no portion of his/her Royalty Claim is subject to a dispute; and (c) whose properly executed documents of title, including division orders, require the operator to pay such Royalty Claim in accordance with applicable non-bankruptcy law.  To the extent the ownership of a Royalty Claim is subject to a dispute or is the subject of pending litigation, the Royalty Claim is not In Pay Status.

(76)                          Intercompany Claim means any Claim by a Debtor against another Debtor.

(77)                          Interest(s) means the interest of any holder of equity securities in any of the Debtors represented by any issued and outstanding common stock or interests, preferred stock or interests, or other instrument evidencing a present ownership interest in any of the Debtors before the Effective Date (including before the Petition Date), whether or not transferable, any restricted stock units, calls, rights, puts, awards, commitments, repurchase rights, unvested or unexercised options, warrants, unvested common interests, unvested preferred interests or any other agreements of any character related to the common stock or preferred stock interests of any of the Debtors, obligating any of the Debtors to issue, transfer, purchase, redeem, or sell any equity interests or other equity securities, any rights under any equity incentive plans, voting agreements and registration rights agreements regarding equity securities of any of the Debtors, any claims arising from the rescission of a purchase, sale or other acquisition of any outstanding common stock interests or preferred stock interests or other equity securities (or any right, claim, or interest in and to any common stock interests, preferred stock interests or other equity securities) of any of the Debtors, any claims for the payment of any distributions with respect to any common stock or preferred stock interests of any of the Debtors, and any claims for damages or any other relief arising from the purchase, sale, or other acquisition of any of the Debtors’ outstanding common stock interests, preferred stock interests or other equity securities, however evidenced but specifically excluding “Equity Interests” sold to the Purchaser pursuant to the Purchase and Sale Agreement.

(78)                          Internal Revenue Code means the Internal Revenue Code of 1986, as amended from time to time, and any successor statute or statutes.

(79)                          Junior Credit Agreement means that certain Subordinated Credit Agreement dated December 17, 2008 among Cano, the financial institutions party thereto from time to time, and UBE as administrative agent and as issuing lender.

(80)                          Junior Lien Documents means the Junior Credit Agreement, and all other notes, instruments, promissory notes, agreements, deeds of trust, mortgages, security agreements, assignments, pledges, and financing statements that evidence, secure or relate to the Junior Credit Agreement or any liens securing the UBE Junior Secured Claim.

(81)                          Junior Pre-Petition Agent means UBE, as administrative agent and issuing lender under the Junior Credit Agreement, or any successor thereto.

(82)                          Junior Secured Lenders mean the lenders and holders of indebtedness under the Junior Credit Agreement or any other Junior Lien Documents.

(83)                          Ladder means Ladder Companies, Inc., a Delaware corporation, the Debtor in Case No. 12-31551 pending in the Bankruptcy Court, and one of the jointly-administered Debtors in the Chapter 11 Cases.

(84)                          Lien means a charge against or interest in property to secure payment of a debt or performance of an obligation.

(85)                          Liquidating Trust means the entity created pursuant to Article VII of this Plan.

(86)                          Liquidating Trust Agreement means the document titled “Liquidating Trust Agreement” approved and entered into in accordance with this Plan pursuant to which the Liquidating Trust will be established and administered.

(87)                          Liquidating Trust Assets  means the assets transferred to the Liquidating Trust, which are: (a) Avoidance Actions; (b) Distribution Reserve Accounts; (c) Other Assets; (d) all

remaining amounts from the Environmental Escrow Funds as provided in the Purchase and Sale Agreement; (e) such other assets identified in the Plan Supplement; (f) Unclaimed Property; and (g) the Closing Accounts Receivable and proceeds thereof as set forth in the Purchase and Sale Agreement.

(88)                          Liquidating Trust Expense Reserve means that Distribution Reserve Account established in accordance with Section 9.05 of this Plan.

(89)                          Liquidating Trustee means the Person appointed in accordance with this Plan and the Liquidating Trust Agreement to oversee and administer the Liquidating Trust and as identified in the Plan Supplement.

(90)                          Miscellaneous Secured Claim means any Secured Claim against any Debtor other than the Union Senior Secured Claim, the Natixis Hedge Claim, or the UBE Junior Secured Claim.

(91)                          Natixis  means both Natixis and Natixis Financial Products, Inc.

(92)                          Natixis Hedge Claim means the entirety of any Claim arising under the termination of the Debtors’ swap contracts or under any of the other Natixis Lien Documents.

(93)                          Natixis Lien Documents means that certain Interest Rate Basis Swap Contract for $20.0 million in notional exposure and those Fixed Priced Commodity Swap Contracts, and all other master agreements, confirmations, instruments, agreements, deeds of trust, mortgage, security agreements, assignments, pledges, and financing statements that evidence secure, or relate to the Natixis Hedge Claim, or any liens securing any of the Natixis Hedge Claim.

(94)                          NBI means NBI Services, Inc., the buyer under the Stalking Horse SPA.

(95)                          Net Proceeds means all proceeds received from the sale, disposition, collection or other monetization of any Other Asset, less reasonable and customary out-of-pocket expenses incurred by the Liquidating Trustee in connection with such sale, disposition, collection or other monetization.

(96)                          Net PSA Proceeds means the remaining PSA Sale Proceeds, after deduction for (a) the Break-Up Fee (as defined in the Stalking Horse SPA) or any credit-bid amounts; (b) any fees payable to Canaccord Genuity, Inc. in connection with the Transaction(s); and (c) any price adjustments, including but not limited to post-closing adjustments or all other amounts which reduce the amount of proceeds payable to the Debtors under the  Purchase and Sale Agreement.

(97)                          New Cano Stock means the shares of stock in Reorganized Cano which will be issued under this Plan and as described in Section 6.14.

(98)                          New Interests means the New Cano Stock and New Subsidiaries Equity Interests.

(99)                          New Subsidiaries Equity Interest means the shares of stock, membership and/or equity interests in the respective Reorganized Subsidiaries issued pursuant to this Plan.

(100)                   Other Assets  means any assets of the Debtors that are not transferred to the Purchaser at Closing, including but not limited to Unclaimed Property, or (ii) not owned at Closing by a Debtor whose Equity Interests are sold to the Purchaser.

(101)                   Person means an individual, corporation, general or limited partnership, limited liability company, trust, liquidating trust, incorporated or unincorporated association, joint venture, joint stock company, government (or an agency or political subdivision thereof) or other entity of any kind.

(102)                   Petition Date means the date on which each of the respective Debtors Filed their voluntary petitions for relief under chapter 11 of the Bankruptcy Code.

(103)                   Plan means this Joint Plan of Reorganization, including any Exhibits and all supplements, appendices and schedules thereto, either in its present form or as the same may be altered, amended, modified or supplemented from time to time as permitted herein and in accordance with the provisions of the Bankruptcy Code and the terms hereof.

(104)                   Plan Carve Out means $4,900,000.00, the sum of all estimated Allowed Plan Carve Out Claims.  To the extent that any Allowed Plan Carve Out Claims are paid before the Plan Carve Out is provided to the Liquidating Trust pursuant to Section 6.02(a), the amount of the Plan Carve Out provided to the Liquidating Trust shall be reduced by the amount of such Claims paid previously.

(105)                   Plan Carve Out Claims means the Administrative Claims (including Cure Costs), the Priority Tax Claims, the Priority Non-Tax Claims, the Miscellaneous Secured Claims, and the Royalty Claims.

(106)                   Plan Default Notice shall have the meaning set forth in Section 16.09 of this Plan.

(107)                   Plan Distribution means the payment or distribution under this Plan of Cash, assets, securities or instruments evidencing an obligation under this Plan or other property of any nature to any Holder of an Allowed Claim.

(108)                   Plan Documents means all documents, forms, lists and agreements contemplated under this Plan (including, but not limited to the Plan Supplement) to effectuate the terms and conditions hereof.

(109)                   Plan Supplement means any supplement to this Plan, and the compilation of Plan Documents and forms of documents and Exhibits to this Plan, as amended, modified or supplemented from time to time, to be Filed by the Debtors as permitted herein on or before the Plan Supplement Filing Date.

(110)                   Plan Supplement Filing Date means the date not later than five (5) days before the Voting Deadline, which date may be modified by agreement between the Debtors, the Pre-Petition Agents and the Purchaser.

(111)                   Plan Support Agreement means that certain Plan Support and Lock-Up Agreement entered into between the Debtors, Union, Natixis, UBE, and the other Supporting Lenders (as defined therein) dated as of March 7, 2012.

(112)                   Potential Bidder means any Person who wishes to participate in the bidding process.

(113)                   Preferred Stock means all of the outstanding Series D convertible preferred stock issued by Cano.

(114)                   Prepaid JOA Funds means Cash paid to any Debtor (in its capacity as operator with respect to operated properties) as prepayments for non-operators’ share of items under operating agreements for which payment has not been made by any Debtor as of the Closing.

(115)                   Priority Non-Tax Claims means any Claim other than an Administrative Claim or a Priority Tax Claim, entitled to priority in payment as specified in Bankruptcy Code § 507(a).

(116)                   Priority Tax Claim means a Claim that is entitled to priority pursuant to Bankruptcy Code § 507(a)(8).

(117)                   Property means the Debtors’ Assets and the Equity Interests.

(118)                   Proposed Acquired Property means (i) the Equity Interests, (ii) the Debtors’ Assets; or (iii) a combination of (i) and (ii).

(119)                   Pro Rata means that proportion that a Claim or Interest in a particular Class bears to the aggregate amount of all Claims or Interests in such Class, except in cases where Pro Rata is used in reference to multiple Classes, in which case Pro Rata means the proportion that a Claim or Interest in a particular Class bears to the aggregate amount of all Claims in such multiple Classes.

(120)                   Pre-Petition Agents means Union and UBE.

(121)                   Pre-Petition Senior Secured Agent means Union, as administrative agent and issuing lender under the Senior Credit Agreement, or any successor thereto.

(122)                   Pre-Petition Secured Lenders means Natixis and the lenders and holders of indebtedness under the Senior Credit Agreement and Junior Credit Agreement.

(123)                   Professional means any professional (a) employed in the Chapter 11 Cases pursuant to Bankruptcy Code §§ 327, 328 or 1103 and to be compensated for services rendered pursuant to Bankruptcy Code §§ 327, 328, 329, 330 or 331, or (b) seeking compensation and reimbursement pursuant to Bankruptcy Code § 503(b)(4).

(124)                   Professional Fee Claim means a Claim of a Professional for compensation or reimbursement of expenses relating to services after the Petition Date through the Effective Date.

(125)                   Proof of Claim (or Interest) means the proof of claim (or interest) that must be Filed by a Holder of a Claim (or Interest) by the date(s) designated by the Bankruptcy Court as the Bar Date.

(126)                   PSA Sale Proceeds means all of the sale proceeds received from the sale, disposition, collection or other monetization of the Acquired Property as contemplated under the Purchase and Sale Agreement.

(127)                   Purchase and Sale Agreement means the agreement for the purchase and sale of the Acquired Property between some or all of the Debtors and the Purchaser, as amended and restated, or otherwise modified from time to time.  If the Stalking Horse is the Purchaser, the Stalking Horse SPA shall be the Purchase and Sale Agreement.

(128)                   Purchaser means the Person or group that is the Successful Bidder under the Bid Procedures and that purchases the Acquired Property pursuant to the Sale Order and/or the Confirmation Order.

(129)                   Qualified Bidder means a Potential Bidder who has met the prerequisites to become a qualified bidder set forth in the Bid Procedures.

(130)                   Related Persons means, with respect to any Person, such Person’s predecessors, successors and assigns (whether by operation of law or otherwise) and their respective present and former Affiliates and each of their respective current and former members, partners, equity-holders, officers, directors, employees, managers, shareholders, partners, financial advisors, attorneys, accountants, investment bankers, consultants, agents and professionals, each acting in such capacity, and any Person claiming by or through any of them (including their respective officers, directors, managers, shareholders, partners, employees, members and professionals).

(131)                   Released Parties means, collectively, each of the Debtors, the Reorganized Debtors, Union, UBE, Natixis, the Supporting Lenders, and each of their respective Related Persons.

(132)                   Reorganized Cano means Cano from and after the Effective Date.

(133)                   Reorganized Cano New Mexico means Cano New Mexico from and after the Effective Date.

(134)                   Reorganized Debtors means Reorganized Cano, Reorganized Cano New Mexico, Reorganized Ladder, Reorganized Square One, Reorganized Tri-Flow, Reorganized WO Energy, Reorganized W.O. Nevada, Reorganized W.O. Operating, and Reorganized W.O. Production.

(135)                   Reorganized Ladder means Ladder from and after the Effective Date.

(136)                   Reorganized Square One means Square One from and after the Effective Date.

(137)                   Reorganized Subsidiaries means each of the Subsidiaries from and after the Effective Date.

(138)                   Reorganized Tri-Flow means Tri-Flow from and after the Effective Date.

(139)                   Reorganized WO Energy means WO Energy from and after the Effective Date.

(140)                   Reorganized W.O. Nevada means W.O. Nevada from and after the Effective Date.

(141)                   Reorganized W.O. Operating means W.O. Operating from and after the Effective Date.

(142)                   Reorganized W.O. Production means W.O. Production from and after the Effective Date.

(143)                   Retained Funds means any Prepaid JOA Funds or Suspense Funds which at Closing are required to be (i) in a Reorganized Debtor whose Interests are sold to the Purchaser or (ii) delivered by a Debtor to the Purchaser pursuant to the Purchase and Sale Agreement.

(144)                   Royalty means a cost-free share of production from the oil, gas and mineral estate measured by production and/or sale of minerals from the oil, gas and/or mineral leases owned by the Debtors and any related escheat obligations.

(145)                   Royalty Claims means any Claim for Royalty other than claims related to Suspense Funds.

(146)                   Royalty Owner means any royalty owner or working interest owner of the Debtors In Pay Status.

(147)                   Sale Hearing means the hearing(s) held by the Bankruptcy Court to approve the Transaction and/or consider confirmation of this Plan pursuant to Bankruptcy Code § 363, as such hearing may be continued from time to time.

(148)                   Sale Order means that certain Order (I) Authorizing the Debtors to Sell Their Property, (II) Authorizing the Debtors to Assume and Assign Certain Executory Contracts and Unexpired Leases and (III) Granting Related Relief, entered by the Bankruptcy Court, [Dkt. No.         ] which order may be the same as the Confirmation Order.

(149)                   Scheduled means, with respect to any Claim or Interest, the status and amount, if any, of such Claim or Interest as set forth in the Bankruptcy Schedules.

(150)                   Secured means, when referring to a Claim:  (a) secured by a Lien on property in which the Estate has an interest, which Lien is valid, perfected, and enforceable pursuant to applicable law or by reason of a Bankruptcy Court order, or that is subject to setoff pursuant to Bankruptcy Code § 553, to the extent of the value of the Creditor’s interest in the Estate’s interest in such property or to the extent of the amount subject to setoff, as applicable, as determined pursuant to Bankruptcy Code § 506(a); or (b) Allowed pursuant to this Plan as a Secured Claim.

(151)                   Securities Act means the Securities Act of 1933, 15 U.S.C. §§ 77a-77aa, as now in effect or hereafter amended.

(152)                   Senior Credit Agreement means the Amended and Restated Credit Agreement dated as of December 17, 2008 among Cano, the financial institutions party thereto from time to time, and Union as administrative agent and as issuing lender, as amended.

(153)                   Senior Lien Documents means the Senior Credit Agreement, the Senior Lien Notes, the Subordination and Intercreditor Agreement dated as of December 17, 2008, and all other instruments, agreements, deeds of trust, mortgages, security agreements, assignments, pledges, and financing statements that evidence, secure or relate to the Senior Credit Agreement, the Senior Lien Notes, or any Liens securing the Union Senior Secured Claim or the Natixis Hedge Claim.

(154)      Senior Lien Notes means any and all promissory notes of Cano or the other Debtors, if any, payable to the order of any Senior Secured Lender evidencing indebtedness of Cano to such Lender under the Senior Credit Agreement.

(155)      Senior Pre-Petition Agent means Union Bank, N.A., as administrative agent and issuing lender under the Senior Credit Agreement, or any successor thereto.

(156)      Senior Secured Claims means collectively, the Union Senior Secured Claim and the Natixis Hedge Claim.

(157)      Senior Secured Claim Distribution Amounts means all distributions made on account of the Senior Secured Claims pursuant to Section 4.02.

(158)      Senior Secured Deficiency Claim shall have the meaning set forth in Section 4.02 of this Plan.

(159)      Senior Secured Lenders mean the lenders and holders of indebtedness under the Senior Credit Agreement or any other Senior Lien Documents.

(160)      Square One means Square One Energy, Inc., a Texas corporation, the Debtor in Case No. 12-31552 pending in the Bankruptcy Court and one of the jointly-administered Debtors in the Chapter 11 Cases.

(161)      Stalking Horse means NBI and such other buyer as identified in the Stalking Horse SPA whether or not such party is the Successful Bidder at the Auction.

(162)      Stalking Horse SPA means the Stock Purchase Agreement dated March 7, 2012, as amended, restated, or otherwise modified from time to time, entered into between the Debtors and the Stalking Horse.

(163)      Subordinated Equity Securities Claim means a Claim, if any, subject to subordination under Bankruptcy Code § 510(b), including without limitation, any Claim that arises from the rescission of a purchase or sale of an Interest, or for damages arising from the purchase or sale of such a security, or for reimbursement, indemnification, or contribution allowed under Bankruptcy Code § 502 on account of such Claim.

(164)      Subsidiary(ies) means a Debtor other than Cano; specifically Cano New Mexico, Ladder, Square One, Tri-Flow, WO Energy, W.O. Nevada, W.O. Operating, and W.O. Production.

(165)      Successful Bidder has the meaning set forth in the Bid Procedures.

(166)      Supporting Lenders has the meaning set forth in the Plan Support Agreement.

(167)      Suspense Funds means any Cash received by any Debtor (in its capacity as an operator with respect to operated properties) in “suspense” and held by any Debtor at Closing.

(168)      Transaction(s) means the transactions contemplated by the Purchase and Sale Agreement and approved by the Sale Order and/or Confirmation Order.

(169)      Tri-Flow means Tri-Flow, Inc. an Oklahoma corporation, the Debtor in Case No. 12-31553 pending in the Bankruptcy Court, and one of the jointly-administered Debtors in the Chapter 11 Cases.

(170)      UBE means UnionBanCal Equities, Inc., as administrative agent and issuing lender under the Junior Credit Agreement.

(171)      UBE Junior Secured Claim means all claims arising under the Junior Credit Agreement, or any other Junior Lien Documents.

(172)      UBE Junior Secured Deficiency Claim shall have the meaning set forth in Section 4.03 of this Plan.

(173)      Unclaimed Property has the meaning set forth in Section 8.03 of this Plan.

(174)      Unimpaired means a Claim or Interest that is not Impaired.

(175)      Union means Union Bank, N.A., as administrative agent and issuing lender under the Senior Credit Agreement.

(176)      Union Senior Secured Claim means the entirety of any Claim arising under the Senior Credit Agreement, or any other Senior Lien Documents.

(177)      Vested Assets means all of the Debtors’ (and their respective estates) right, title and interest in and to any assets, contracts, leases, oil and gas leases, as defined in the Purchase and Sale Agreement, properties and businesses, as the same shall exist as of the Effective Date of every kind, type of designation, whether tangible or intangible, known or unknown, real, personal or mixed wherever located, including all Claims and causes of action (for the avoidance of doubt, other than Avoidance Actions) against any Person to the extent not released or discharged pursuant to this Plan, that are to be owned by one or more of the Reorganized Debtors as described in the Purchase and Sale Agreement pursuant to which any New Interests are to be issued or transferred to the Purchaser.

(178)      Voting Deadline means the date by which a Creditor must deliver a Ballot to accept or reject this Plan as set forth in the order of the Bankruptcy Court approving the instructions and procedures relating to the solicitation of votes with respect to this Plan.

(179)      Voting Record Date means the record date for voting on this Plan, which shall be May 17, 2012.

(180)      WO Energy means WO Energy, Inc., a Texas corporation, the Debtor the Debtor in Case No. 12-31555 pending in the Bankruptcy Court and one of the jointly-administered Debtors in the Chapter 11 Cases.

(181)      W.O. Nevada means W.O. Energy of Nevada, Inc., a Nevada corporation, the Debtor in Case No. 12-31554 pending in the Bankruptcy Court and one of the jointly-administered Debtors in the Chapter 11 Cases.

(182)      W.O Operating means W.O. Operating Company, Ltd., a Texas limited partnership, the Debtor in Case No. 12-31556 pending in the Bankruptcy Court and one of the jointly-administered Debtors in the Chapter 11 Cases.

(183)      W.O. Production means W.O. Production Company, Ltd., a Texas limited partnership, the Debtor in Case No. 12-31557 pending in the Bankruptcy Court and one of the jointly-administered Debtors in the Chapter 11 Cases.

Section 1.03                            Rules of Interpretation

For purposes of this Plan, (i) except as provided in Article XIII, any reference in this Plan to a contract, instrument, release, indenture, or other agreement or document being in a particular form or on particular terms and conditions means that such document shall be substantially in such form or substantially on such terms and conditions; (ii) except as provided in Article XIII, any reference in this Plan to an existing document or exhibit Filed or to be Filed means such document or exhibit as it may have been or may be amended, modified, or supplemented as permitted herein; (iii) unless otherwise specified, all references in this Plan to Sections, Articles, Schedules, and Exhibits are references to Sections, Articles, Schedules, and Exhibits of or to this Plan; (iv) the words “herein,” “hereto,” and “hereof” refer to this Plan in its entirety rather than to a particular portion of this Plan; (v) captions and headings to Articles and Sections are inserted for convenience of reference only and are not intended to be a part of or to affect the interpretation of this Plan; and (vi) the rules of construction set forth in Bankruptcy Code § 102 and in the Bankruptcy Rules shall apply.

Section 1.04                            Computation of Time

In computing any period of time prescribed or allowed by this Plan, the provisions of Bankruptcy Rule 9006(a) shall apply.

Section 1.05                            Reference to Monetary Figures

All references in this Plan to monetary figures shall refer to legal currency of the United States of America, unless otherwise expressly provided.

Section 1.06                            Exhibits and Plan Supplement

All Exhibits, all Plan Documents, as well as the Plan Supplement, are incorporated into and are a part of this Plan as if set forth in full herein, and, to the extent not annexed hereto, such Exhibits and Plan Supplement shall be timely Filed with the Clerk of the Bankruptcy Court on or before the Plan Supplement Filing Date.  Holders of Claims and Interests may obtain a copy of the Filed Exhibits and the Plan Supplement upon written request to the Debtors’ counsel.  Upon their Filing, the Exhibits and the Plan Supplement may be inspected in the office of the clerk of the Bankruptcy Court or at the Bankruptcy Court’s website at http://www.txnb.uscourts.gov, or at the Balloting Agent’s website for these Cases at www.bmcgroup.com/cano.  The documents contained in the Exhibits and

Plan Supplement shall be approved by the Bankruptcy Court pursuant to the Confirmation Order.  The Debtors explicitly reserve the right to modify or make additions to or subtractions from any Exhibit to this Plan or the Plan Supplement and to amend, modify or supplement any Exhibit to this Plan before the Confirmation Date.

Section 1.07                            Deemed Acts

Whenever an act or event is expressed under this Plan to have been deemed done or to have occurred, it shall be deemed to have been done or to have occurred without any further act by any party, by virtue of this Plan and the Confirmation Order.

ARTICLE II

UNCLASSIFIED CLAIMS
(NOT ENTITLED TO VOTE ON THIS PLAN)

In accordance with Bankruptcy Code § 1123(a)(l), Administrative Claims and Priority Tax Claims have not been classified and thus are excluded from the Classes of Claims and Interests set forth in Article III and Article IV hereof.  These unclassified Claims are treated as follows:

Section 2.01                            Treatment of Administrative Claims

Except as otherwise provided for in this Plan, and subject to the requirements of Section 2.02 of this Plan, each Holder of an Allowed Administrative Claim shall, in full satisfaction, release, settlement, and discharge of such Allowed Administrative Claim:  (a) to the extent such claim is due and owing on the Effective Date, be paid in full, in Cash, on the Effective Date; (b) to the extent such claim is not due and owing on the Effective Date, be paid in full, in Cash, (i) in accordance with the terms of any agreement among the Liquidating Trustee, the Pre-Petition Agents and such Holder, or (ii) when such claim becomes due and payable under applicable non-bankruptcy law, or (iii) in the ordinary course of business; or (c) receive such other treatment as to which such Holder may agree with the Liquidating Trustee and the Pre-Petition Agents.  Cash payments of Allowed Administrative Claims shall be paid from the Claims Reserve, or if the Claims Reserve is insufficient to pay all Allowed Administrative Claims, any shortfall shall be paid from the Gift Reserve or from the Avoidance Actions Proceeds Reserve.

Section 2.02                            Bar Dates for Certain Claims

(a)           Administrative Claims; Substantial Contribution Claims.  The Confirmation Order will establish a Bar Date for Filing of all Administrative Claims, including substantial contribution claims (but not including Professional Fee Claims and Administrative Claims in section (b) or (c) below), which date will be thirty (30) days after the Confirmation Date (the “Administrative Claims Bar Date”).  Holders of asserted Administrative Claims, other than Professional Fee Claims, claims for U.S. Trustee fees under 28 U.S.C. §1930, administrative tax claims and administrative ordinary case liabilities described in section (b) below, must submit proofs of Administrative Claim on or before such Administrative Claims Bar Date or forever be barred from doing so.  A notice prepared by the Debtors will set forth such date and constitute notice of this Administrative Claims Bar Date.  The Reorganized Debtors and the Pre-Petition Agents shall have thirty days (30) days (or such longer period as may be allowed by order of the Bankruptcy Court) following the Administrative Claims Bar Date to review and object to such Administrative Claims before a hearing for determination of allowance of such Administrative Claims.

(b)           Administrative Ordinary Course Liabilities.  Holders of Administrative Claims that are based on liabilities incurred and paid by any Debtor in the ordinary course of the applicable Debtor’s business (other than Claims of governmental units for taxes and for interest and/or penalties related to such taxes) on and after the Petition Date shall not be required to File any request for payment of such Administrative Claims.  For the avoidance of doubt, Holders of Administrative Claims pursuant to Bankruptcy Code § 503(b)(9) shall be required to File a proof of Administrative Claim on or before the Administrative Claims Bar Date.

(c)           Administrative Tax Claims.  All requests for payment of Administrative Claims by a governmental unit for taxes (and for interest and/or penalties related to such taxes) for any tax year or period, all or any portion of which occurs or falls within the period from and including the Petition Date through and including the Effective Date, and for which no bar date has otherwise been previously established, must be Filed and served on the Reorganized Debtors, the Pre-Petition Agents, and any other party specifically requesting a copy in writing on or before the later of (a) thirty (30) days following the Confirmation Date; and (b) one hundred and twenty (120) days following the Filing of the tax return for such taxes for such tax year or period with the applicable governmental unit.  Any Holder of any such Claim that is required to File a request for payment of such taxes and does not File and properly serve such a claim by the applicable Bar Date shall be forever barred from asserting any such claim against the Debtors, the Reorganized Debtors, the Liquidating Trust or their property, regardless of whether any such Claim is deemed to arise on or before the Effective Date.  Any interested party desiring to object to an Administrative Claim for taxes must File and serve its objection on counsel to the Debtors and the relevant taxing authority no later than ninety (90) days after the taxing authority Files and serves its application.

(d)           Professional Fee Claims.  All final requests for compensation or reimbursement of professional fees pursuant to Bankruptcy Code §§ 327, 328, 330, 331, 363, 503(b) or 1103 for services rendered to or on behalf of the applicable Debtors before the Confirmation Date (other than substantial contribution claims under Bankruptcy Code § 503(b)(4)) must be Filed and served on the Reorganized Debtors, the Pre-Petition Agents, and their respective counsel no later than thirty days (30) after the Confirmation Date, unless otherwise ordered by the Bankruptcy Court.  Objections to applications of such Professionals or other entities for compensation or reimbursement of expenses must be Filed and served on the Debtors, Pre-Petition Agents, and their counsel and the requesting Professional or other entity no later than thirty (30) days (or such longer period as may be allowed by order of the Bankruptcy Court) after the date on which the applicable application for compensation or reimbursement was served.

Section 2.03                            Payment of Statutory Fees

On or before the Effective Date (or as soon as reasonably practicable after such fees become due), the Debtors shall have paid in full, in Cash (including by check or wire transfer), in U.S. dollars, all fees payable pursuant to section 1930 of title 28 of the United States Code, in the amount determined by the Bankruptcy Court at the Confirmation Hearing.

Section 2.04                            Treatment of Priority Tax Claims

Each Holder of an Allowed Priority Tax Claim shall, in full satisfaction, release, and discharge thereof, receive (i) such treatment as to which such Holder may agree with the Liquidating Trustee, and the Pre-Petition Agents or (ii) at the sole option of the Liquidating Trustee, (a) payment in full, in Cash, of such Allowed Priority Tax Claim on the Effective Date; or (b) treatment in accordance with Bankruptcy Code §§ 1129(a)(9)(C) or 1129(a)(9)(D), as the case may be, with the Liquidating Trustee’s selection of (a) or (b) being subject to the prior written approval of Pre-Petition Agents.  Cash payments of Allowed Priority Tax Claims shall be paid from the Claims Reserve, or if the Claims Reserve is insufficient to pay all Allowed Priority Tax Claims, any shortfall shall be paid from the Gift Reserve or from the Avoidance Actions Proceeds Reserve.

ARTICLE III

CLASSIFICATION AND TREATMENT
OF CLAIMS AND INTERESTS

Section 3.01                            Introduction

The categories of Claims and Interests set forth herein classify Claims and Interests for all purposes, including for purposes of voting, confirmation, and distribution pursuant to this Plan and Bankruptcy Code §§ 1122 and 1123(a)(l).  A Claim or Interest shall be deemed classified in a particular Class only to the extent that it qualifies within the description of such Class, and shall be deemed classified in other Classes to the extent that any portion of such Claim or Interest qualifies within the description of such other Classes.  Notwithstanding anything to the contrary in this Plan, a Claim or Interest shall be deemed classified in a Class only to the extent that such Claim or Interest has not been paid, released, or otherwise settled before the Effective Date.

All Claims (except for Administrative Claims and Priority Tax Claims, which are not classified pursuant to Bankruptcy Code § 1123(a)(l)) are classified in Section 3.03 and Section 4.01 through Section 4.09 in this Plan.

Section 3.02                            Voting; Presumptions

(a)           Acceptance by Impaired Classes.  Each Impaired Class of Claims that will (or may) receive or retain property or any interest in property under this Plan shall be entitled to vote to accept or reject this Plan.  An Impaired Class of Claims shall have accepted this Plan if (i) the Holders (other than any Holder designated under Bankruptcy Code § 1126(e)) of at least two-thirds in amount of the Allowed Claims actually voting in such Class have voted to accept this Plan and (ii) the Holders (other than any Holder designated under Bankruptcy Code § 1126(e)) of more than one-half in number of the Allowed Claims actually voting in such Class have voted to accept this Plan.  An Impaired Class of Interests shall have accepted this Plan if the Holders (other than any Holder designated under Bankruptcy Code § 1126(e)) of at least two-thirds in amount of the Allowed Interests actually voting in such Class have voted to accept this Plan.

(b)           Voting Presumptions.  Claims and Interests in Unimpaired Classes are conclusively deemed to have accepted this Plan pursuant to Bankruptcy Code § 1126(f) and, therefore, are not entitled to vote to accept or reject this Plan.  Claims and Interests in Classes that do not entitle the Holders thereof to receive or retain any property under this Plan are conclusively deemed to have rejected this Plan pursuant to Bankruptcy Code § 1126(g) and, therefore, are not entitled to vote to accept or reject this Plan.

Section 3.03                            Identification of Claims and Interests

The following tables designate the Classes of Claims against, and Interests in, the Debtors and specify which of those Classes and Interest are (a) Impaired or Unimpaired by this Plan; (b) entitled to vote to accept or reject this Plan in accordance with Bankruptcy Code § 1126; and (c) deemed to accept or reject this Plan.

CHART 3.03(A) - CANO

Class	Type of Allowed Claim or Interest	Treatment	Impairment	Entitled to Vote
—	Administrative Claims	Paid in full in Cash on the Effective Date	Unclassified	No, not entitled to vote
—	Priority Tax Claims	Paid in full in Cash on the Effective Date	Unclassified	No, not entitled to vote
A1	Priority Non-Tax Claims	Paid in full in Cash on the Effective Date	Unimpaired	No, deemed to accept this Plan
A2	Senior Secured Claims(3)	See Section 4.02	Impaired	Yes, entitled to vote
A3	UBE Junior Secured Claims(4)	See Section 4.03	Impaired	Yes, entitled to vote
A4	Miscellaneous Secured Claims	Paid in full in Cash on the Effective Date	Unimpaired	No, deemed to accept this Plan.
A5	General Unsecured Claims	See Section 4.05	Impaired	Yes, entitled to vote
A6	Intercompany Claims	Canceled	Impaired	No, deemed to reject this Plan
A7	Preferred Stock	Canceled	Impaired	No, deemed to reject this Plan
A8	Interests	Canceled	Impaired	No, deemed to reject this Plan

(3)  As of the date of this Plan, Tri-Flow does not own any assets. There are no Senior Secured Claims asserted against Tri-Flow and, therefore, no such class has been created.

(4)  As of the date of this Plan, Tri-Flow does not own any assets. There are no Junior Secured Claims asserted against Tri-Flow and, therefore, no such class has been created.

CHART 3.03(B) — CANO NEW MEXICO

Class	Type of Allowed Claim or Interest	Treatment	Impairment	Entitled to Vote
—	Administrative Claims	Paid in full in Cash on the Effective Date	Unclassified	No, not entitled to vote
—	Priority Tax Claims	Paid in full in Cash on the Effective Date	Unclassified	No, not entitled to vote
B1	Priority Non-Tax Claims	Paid in full in Cash on the Effective Date	Unimpaired	No, deemed to accept this Plan
B2	Senior Secured Claims	See Section 4.02	Impaired	Yes, entitled to vote
B3	UBE Junior Secured Claims	See Section 4.03	Impaired	Yes, entitled to vote
B4	Miscellaneous Secured Claims	Paid in full in Cash on the Effective Date	Unimpaired	No, deemed to accept this Plan
B5	General Unsecured Claims	See Section 4.05	Impaired	Yes, entitled to vote
B6	Intercompany Claims	Canceled	Impaired	No, deemed to reject this Plan
B7	Royalty Claims	Paid in full in Cash on the Effective Date	Unimpaired	No, deemed to accept this Plan
B8	Interests	Canceled	Impaired	No, deemed to reject this Plan

CHART 3.03(C) - LADDER

Class	Type of Allowed Claim or Interest	Treatment	Impairment	Entitled to Vote
—	Administrative Claims	Paid in full in Cash on the Effective Date	Unclassified	No, not entitled to vote
—	Priority Tax Claims	Paid in full in Cash on the Effective Date	Unclassified	No, not entitled to vote
C1	Priority Non-Tax Claims	Paid in full in Cash on the Effective Date	Unimpaired	No, deemed to accept this Plan

Class	Type of Allowed Claim or Interest	Treatment	Impairment	Entitled to Vote
C2	Senior Secured Claims	See Section 4.02	Impaired	Yes, entitled to vote
C3	UBE Junior Secured Claims	See Section 4.03	Impaired	Yes, entitled to vote
C4	Miscellaneous Secured Claims	Paid in full in Cash on the Effective Date	Unimpaired	No, deemed to accept this Plan
C5	General Unsecured Claims	See Section 4.05	Impaired	Yes, entitled to vote
C6	Intercompany Claims	Canceled	Impaired	No, deemed to reject this Plan
C7	Royalty Claims	Paid in full in Cash on the Effective Date	Unimpaired	No, deemed to accept this Plan
C8	Interests	Canceled	Impaired	No, deemed to reject this Plan

CHART 3.03(D) — SQUARE ONE

Class	Type of Allowed Claim or Interest	Treatment	Impairment	Entitled to Vote
—	Administrative Claims	Paid in full in Cash on the Effective Date	Unclassified	No, not entitled to vote
—	Priority Tax Claims	Paid in full in Cash on the Effective Date	Unclassified	No, not entitled to vote
D1	Priority Non-Tax Claims	Paid in full in Cash on the Effective Date	Unimpaired	No, deemed to accept this Plan
D2	Senior Secured Claims	See Section 4.02	Impaired	Yes, entitled to vote
D3	UBE Junior Secured Claims	See Section 4.03	Impaired	Yes, entitled to vote
D4	Miscellaneous Secured Claims	Paid in full in Cash on the Effective Date	Unimpaired	No, deemed to accept this Plan
D5	General Unsecured Claims	See Section 4.05	Impaired	Yes, entitled to vote
D6	Intercompany Claims	Canceled	Impaired	No, deemed to reject this Plan

Class	Type of Allowed Claim or Interest	Treatment	Impairment	Entitled to Vote
D7	Royalty Claims	Paid in full in Cash on the Effective Date	Unimpaired	No, deemed to accept this Plan
D8	Interests	Canceled	Impaired	No, deemed to reject this Plan

CHART 3.03(E) — TRI-FLOW

Class	Type of Allowed Claim or Interest	Treatment	Impairment	Entitled to Vote
—	Administrative Claims	Paid in full in Cash on the Effective Date	Unclassified	No, not entitled to vote
—	Priority Tax Claims	Paid in full in Cash on the Effective Date	Unclassified	No, not entitled to vote
E1	Priority Non-Tax Claims	Paid in full in Cash on the Effective Date	Unimpaired	No, deemed to accept this Plan.
E2	Miscellaneous Secured Claims	Paid in full in Cash on the Effective Date	Unimpaired	No, deemed to accept this Plan
E3	General Unsecured Claims	See Section 4.05	Impaired	Yes, entitled to vote
E4	Intercompany Claims	Canceled	Impaired	No, deemed to reject this Plan
E5	Interests	Canceled	Impaired	No, deemed to reject this Plan

CHART 3.03(F) — W.O. NEVADA

Class	Type of Allowed Claim or Interest	Treatment	Impairment	Entitled to Vote
—	Administrative Claims	Paid in full in Cash on the Effective Date	Unclassified	No, not entitled to vote
—	Priority Tax Claims	Paid in full in Cash on the Effective Date	Unclassified	No, not entitled to vote
F1	Priority Non-Tax Claims	Paid in full in Cash on the	Unimpaired	No, deemed to accept this Plan

Class	Type of Allowed Claim or Interest	Treatment	Impairment	Entitled to Vote
Effective Date
F2	Senior Secured Claims	See Section 4.02	Impaired	Yes, entitled to vote
F3	UBE Junior Secured Claims	See Section 4.03	Impaired	Yes, entitled to vote
F4	Miscellaneous Secured Claims	Paid in full in Cash on the Effective Date	Unimpaired	No, deemed to accept this Plan
F5	General Unsecured Claims	See Section 4.05	Impaired	Yes, entitled to vote
F6	Intercompany Claims	Canceled	Impaired	No, deemed to reject this Plan
F7	Interests	Canceled	Impaired	No, deemed to reject this Plan

CHART 3.03(G) — W.O. OPERATING

Class	Type of Allowed Claim or Interest	Treatment	Impairment	Entitled to Vote
—	Administrative Claims	Paid in full in Cash on the Effective Date	Unclassified	No, not entitled to vote
—	Priority Tax Claims	Paid in full in Cash on the Effective Date	Unclassified	No, not entitled to vote
G1	Priority Non-Tax Claims	Paid in full in Cash on the Effective Date	Unimpaired	No, deemed to accept this Plan
G2	Senior Secured Claims	See Section 4.02	Impaired	Yes, entitled to vote
G3	UBE Junior Secured Claims	See Section 4.03	Impaired	Yes, entitled to vote
G4	Miscellaneous Secured Claims	Paid in full in Cash on the Effective Date	Unimpaired	No, deemed to accept this Plan
G5	General Unsecured Claims	See Section 4.05	Impaired	Yes, entitled to vote
G6	Intercompany Claims	Canceled	Impaired	No, deemed to reject this Plan
G7	Royalty Claims	Paid in full in Cash on the	Unimpaired	No, deemed to accept this Plan

Class	Type of Allowed Claim or Interest	Treatment	Impairment	Entitled to Vote
Effective Date
G8	Interests	Canceled	Impaired	No, deemed to reject this Plan

CHART 3.03(H) — W.O. PRODUCTION

Class	Type of Allowed Claim or Interest	Treatment	Impairment	Entitled to Vote
—	Administrative Claims	Paid in full in Cash on the Effective Date	Unclassified	No, not entitled to vote
—	Priority Tax Claims	Paid in full in Cash on the Effective Date	Unclassified	No, not entitled to vote
H1	Priority Non-Tax Claims	Paid in full in Cash on the Effective Date	Unimpaired	No, deemed to accept this Plan
H2	Senior Secured Claims	See Section 4.02	Impaired	Yes, entitled to vote
H3	UBE Junior Secured Claims	See Section 4.03	Impaired	Yes, entitled to vote
H4	Miscellaneous Secured Claims	Paid in full in Cash on the Effective Date	Unimpaired	No, deemed to accept this Plan
H5	General Unsecured Claims	See Section 4.05	Impaired	Yes, entitled to vote
H6	Intercompany Claims	Canceled	Impaired	No, deemed to reject this Plan
H7	Interests	Canceled	Impaired	No, deemed to reject this Plan

CHART 3.03(I) — WO ENERGY

Class	Type of Allowed Claim or Interest	Treatment	Impairment	Entitled to Vote
—	Administrative Claims	Paid in full in Cash on the Effective Date	Unclassified	No, not entitled to vote
—	Priority Tax Claims	Paid in full in	Unclassified	No, not entitled

Class	Type of Allowed Claim or Interest	Treatment	Impairment	Entitled to Vote
		Cash on the Effective Date		to vote
I1	Priority Non-Tax Claims	Paid in full in Cash on the Effective Date	Unimpaired	No, deemed to accept this Plan
I2	Senior Secured Claims	See Section 4.02	Impaired	Yes, entitled to vote
I3	UBE Junior Secured Claims	See Section 4.03	Impaired	Yes, entitled to vote
I4	Miscellaneous Secured Claims	Paid in full in Cash on the Effective Date	Unimpaired	No, deemed to accept this Plan
I5	General Unsecured Claims	See Section 4.05	Impaired	Yes, entitled to vote
I6	Intercompany Claims	Canceled	Impaired	No, deemed to reject this Plan
I7	Interests	Canceled	Impaired	No, deemed to reject this Plan

ARTICLE IV

TREATMENT OF CLAIMS AND INTERESTS

Section 4.01                            Priority Non-Tax Claims

Classification:  Classes A1, B1, C1, D1, E1, F1, G1, H1, and I1 consist of the Allowed Priority Non-Tax Claims against the respective Debtors.

Treatment:  Except to the extent that a Holder of an Allowed Claim in Classes A1, B1, C1, D1, E1, F1, G1, H1, and I1 has agreed in writing with the Debtors (or the Liquidating Trustee) and the Pre-Petition Agents to a different treatment (in which event such other writing will govern), each Holder of an Allowed Claim in Classes A1, B1, C1, D1, E1, F1, G1, H1, and I1 shall receive, on account of, and in full and complete settlement, release and discharge of and in exchange for, such Claim, at the election of the Liquidating Trustee, (i) Cash equal to the amount of such Allowed Claims in Classes A1, B1, C1, D1, E1, F1, G1, H1, and I1 in accordance with Bankruptcy Code § 1129(a)(9), on the later of (a) the Effective Date (or as soon as reasonably practicable thereafter) and (b) the date such Claim in Classes A1, B1, C1, D1, E1, F1, G1, H1, and I1 becomes an Allowed Claim in Classes A1, B1, C1, D1, E1, F1, G1, H1, and I1 (or as soon as reasonably practicable thereafter); or (ii) such other treatment agreed to by the Debtors, Liquidating Trustee, and the Pre-Petition Agents required to render such Allowed Claims in Classes A1, B1, C1, D1, E1, F1, G1, H1, and I1 Unimpaired pursuant to Bankruptcy Code § 1124.  Cash payments of Allowed Claims in Classes A1, B1, C1, D1, E1, F1, G1, H1, and I1 shall be paid from the Claims Reserve, or if the

Claims Reserve is insufficient to pay all Allowed Priority Non-Tax Claims, any shortfall shall be paid from the Gift Reserve or from the Avoidance Actions Proceeds Reserve.

Voting:  Claims in Classes A1, B1, C1, D1, E1, F1, G1, H1, and I1 are Unimpaired.  Each Holder of an Allowed Claim in Classes A1, B1, C1, D1, E1, F1, G1, H1, and I1 shall be conclusively deemed to have accepted this Plan pursuant to Bankruptcy Code § 1126(f), and, therefore, shall not be entitled to vote to accept or reject this Plan.

Section 4.02                            Senior Secured Claims

Classification:  Classes A2, B2, C2, D2, F2, G2, H2, and I2 consist of the Senior Secured Claims against the Debtors.

Allowance:  The Senior Secured Claims against the Debtors are hereby Allowed as Secured Claims in Classes A2, B2, C2, D2, F2, G2, H2, and I2 in the amount of $60,756,864.04, which amount is comprised of the Union Senior Secured Claim in the amount of $56,823,890.43 and the Natixis Hedge Claim in the amount of $3,932,973.57, each of which are also hereby Allowed as a Secured Claim in such Classes and in such amounts.

Treatment:  In full satisfaction of the Allowed Senior Secured Claims, the Pre-Petition Senior Secured Agent shall receive:

(i)            on the Effective Date and as part of the Closing, from the Purchaser, all of the PSA Sale Proceeds, except for any portion of such proceeds transferred by the Purchaser to the Liquidating Trust to fund the (a) Claims Reserve as described in Section 6.02(a) of this Plan, (b) Liquidating Trust Expense Reserve as described in Section 6.02(b) of this Plan; and (c) Gift Reserve as described in Section 6.02(d) of this Plan;

(ii)           on the Effective Date, from the Debtors, contemporaneously with the payment from the Purchaser in clause (i) above, all Available Cash, if any, except for (a) the amounts transferred to the Liquidating Trust to fund the Claims Reserve and the Liquidating Trust Expense Reserve pursuant to Section 6.02 of this Plan; and (b) any amounts that constitute Retained Funds;

(iii)          as soon as reasonably practicable after the Effective Date, the Net Proceeds of the sale, collection or other monetization of all or each a portion of the Other Assets, except for Avoidance Actions which shall be liquidated for the benefit of the Holders of Allowed Plan Carve Out Claims and Allowed General Unsecured Claims until satisfaction in full of such Allowed Claims, at which time any remaining funds in the Gift Reserve or the Avoidance Actions Proceeds Reserve shall be transferred to the Pre-Petition Secured Agent or UBE, as applicable;

(iv)          as soon as reasonably practicable after the Effective Date, any remaining funds in the Claims Reserve after the payment of the Allowed Plan Carve Out Claims;

(v)           as soon as reasonably practicable after the Effective Date, the proceeds of the sale, collection or other monetization of the Closing Accounts Receivable in accordance with the Purchase and Sale Agreement;

(vi)          any remaining funds in the Liquidating Trust Expense Reserve on the date the Liquidating Trust is terminated;

(vii)         as soon as reasonably practicable after receipt by the Liquidating Trustee, all amounts in the Undeliverable Distribution Reserve that have been forfeited by Holders of Claims in accordance with Section 9.02(b) of this Plan; and

(viii)        as soon as reasonably practicable after receipt by the Liquidating Trustee, all remaining amounts from the Environmental Escrow Funds.

The Pre-Petition Senior Secured Agent shall disburse the funds received pursuant to this Section 4.02 in accordance with the Senior Credit Agreement.

In the event sufficient PSA Sale Proceeds exist to pay the Allowed Claim of the Senior Secured Lenders in full, the Senior Secured Lenders shall be entitled to amend their claim as necessary to allow recovery of all other amounts to which the Senior Secured Lenders would be entitled under the Senior Lien Documents which might not otherwise be set forth in their Allowed Claim, such as interest and legal fees.  In the event that the Allowed Senior Secured Claim Distribution Amounts are greater than the Allowed Senior Secured Claims and the Senior Secured Claims are paid in full, then the Liquidating Trust shall distribute the excess amount to UBE on account of the UBE Junior Secured Claim.

To the extent that the amounts received by the Pre-Petition Senior Secured Agent as provided herein are less than the amount of the Allowed Senior Secured Claims, the shortfall shall be a “Senior Secured Deficiency Claim” and shall be treated as an Allowed General Unsecured Claim in Classes A5, B5, C5, D5, F5, G5, H5, and I5 against the Debtors; provided, however, if (i) Classes A5, B5, C5, D5, F5, G5, H5 and I5 of General Unsecured Claims in this Plan vote to accept this Plan by the requisite statutory majority provided in Bankruptcy Code § 1126(c); and (ii) the validity, extent, or priority of the Senior Secured Lenders’ Liens are not challenged by the Debtors, Special Counsel, a Creditor, or any other party-in-interest, then the Senior Secured Deficiency Claim is waived and shall not become a General Unsecured Claim in any Class under this Plan.  In the event that the Allowed Senior Secured Claim Distribution Amounts are greater than the Allowed Senior Secured Claims and the Senior Secured Claims are paid in full, then the Liquidating Trust shall distribute the excess amount to UBE on account of the UBE Junior Secured Claim.

Voting:  Classes A2, B2, C2, D2, F2, G2, H2, and I2 are Impaired.  Each Holder of an Allowed Claim in Classes A2, B2, C2, D2, E2, F2, G2, H2, and I2 shall be entitled to vote to accept or reject this Plan.

Section 4.03                            UBE Junior Secured Claim

Classification:  Classes A3, B3, C3, D3, F3, G3, H3 and I3 consist of the UBE Junior Secured Claim against the Debtors.

Allowance:  The UBE Junior Secured Claim against the Debtors is hereby Allowed as a Secured Claim in Classes A3, B3, C3, D3, F3, G3, H3 and I3 in the amount of $16,567,376.00.

Treatment:  In the event that the Senior Secured Claim Distribution Amounts are greater than the Allowed Senior Secured Claims and the Allowed Senior Secured Claims are paid in full, then the Liquidating Trust shall as soon as reasonably practicable distribute the excess amount to UBE on account of the Allowed UBE Junior Secured Claim.

In the event sufficient PSA Sale Proceeds exist to pay the Allowed Claim of the Junior Secured Lenders in full, the Junior Secured Lenders shall be entitled to amend their claim as necessary to allow recovery of all other amounts to which the Junior Secured Lenders would be entitled under the Junior Lien Documents which might not otherwise be set forth in their Allowed Claim, such as interest and legal fees.

To the extent that the amounts received by UBE as provided herein are less than the amount of the Allowed UBE Junior Secured Claim, then the unpaid portion of the Allowed UBE Junior Secured Claim (the “UBE Junior Secured Deficiency Claim”) shall be treated as an Allowed General Unsecured Claim in Classes A5, B5, C5, D5, F5, G5, H5 and I5 against the Debtors; provided, however, if (i)  Classes A5, B5, C5, D5, F5, G5, H5 and I5 of General Unsecured Claims in this Plan vote to accept this Plan by the requisite statutory majority provided in Bankruptcy Code § 1126(c); and (ii) the validity, extent, or priority of the Junior Secured Lenders’ Liens are not challenged by the Debtors, Special Counsel, a Creditor, or any other party-in-interest, then the UBE Junior Secured Deficiency Claim is waived and shall not become a General Unsecured Claim in any Class under this Plan.

Voting:  Claims in Classes A3, B3, C3, D3, F3, G3, H3 and I3 are Impaired.  Each Holder of an Allowed Claim in Classes A3, B3, C3, D3, E3, F3, G3, H3 and I3 shall be entitled to vote to accept or reject this Plan.

Section 4.04                            Miscellaneous Secured Claims

Classification:  Classes A4, B4, C4, D4, E2, F4, G4, H4 and I4 consist of all Miscellaneous Secured Claims against the Debtors.

Treatment:  On or as soon as reasonably practicable after the latest to occur of (i) the Effective Date or (ii) the date on which each such Class A4, B4, C4, D4, E2, F4, G4, H4 and I4 Claim becomes an Allowed Claim, each Holder of such an Allowed Claim, if any, shall receive, on account of, and in full and complete settlement, release and discharge of and in exchange for such Allowed Class A4, B4, C4, D4, E2, F4, G4, H4 and I4 Claim, at the election of the Liquidating Trustee (with the prior written consent of Pre-Petition Agents), (a) such treatment in accordance with Bankruptcy Code § 1124 as may be determined by the Bankruptcy Court; (b) payment in full, in Cash, of such Allowed Class A4, B4, C4, D4, E2, F4, G4, H4 and I4 Claim; (c) satisfaction of any such Allowed Class A4, B4, C4, D4, E2, F4, G4, H4 and I4 Claim by delivering the Collateral securing any such Claims (if such Collateral is an Other Asset) and paying any interest fees, costs and/or expense required to be paid under Bankruptcy Code § 506(b); or (d) providing such Holder with such treatment in accordance with Bankruptcy Code § 1129(b) as may be determined by the Bankruptcy Court.  Cash payments of Allowed Claims in Classes A4, B4, C4, D4, E2, F4, G4, H4 and I4 shall be paid from the Claims Reserve, or if the Claims Reserve is insufficient to pay all Allowed Miscellaneous Secured Claims, any shortage shall be paid from the Gift Reserve or from the Avoidance Actions Proceeds Reserve.

Voting:  Claims in Classes A4, B4, C4, D4, E2, F4, G4, H4 and I4 are Unimpaired.  Each Holder of an Allowed Claims in Classes A4, B4, C4, D4, E2, F4, G4, H4 and I4 shall be conclusively deemed to have accepted this Plan pursuant to Bankruptcy Code § 1126(f), and, therefore, shall not be entitled to vote to accept or reject this Plan.

Section 4.05                            General Unsecured Claims

Classification:  Classes A5, B5, C5, D5, E3, F5, G5, H5 and I5 consist of all General Unsecured Claims against the Debtors.

Treatment:  Each Holder of an Allowed Claim in Classes A5, B5, C5, D5, E3, F5, G5, H5 and I5 shall receive from the Liquidating Trust on or as soon as reasonably practicable after the Effective Date, their Pro Rata share of the sum of (i) the Gifted Amount plus the aggregate Cash from Avoidance Actions Proceeds, less (ii) any amounts of the Gift Reserve or the Avoidance Actions Proceeds Reserve required to satisfy the Allowed Plan Carve Out Claims as provided in this Plan.

Voting:  Claims in Classes A5, B5, C5, D5, E3, F5, G5, H5 and I5 are Impaired.  Each Holder of an Allowed Claim in Classes A5, B5, C5, D5, E3, F5, G5, H5 and I5 shall be entitled to vote to accept or reject this Plan.

Section 4.06                            Royalty Claims

Classification:  Classes B7, C7, D7 and G7 consist of all Royalty Claims against the Debtors.

Treatment:  On or as soon as reasonably practicable after the latest to occur of (i) the Effective Date or (ii) the date on which such Class B7, C7, D7 and G7 Claim becomes an Allowed Claim, each Holder of such an Allowed Claim shall receive payment in full, in Cash, of such Allowed Class B7, C7, D7 and G7 Claims.  Cash payments of Allowed Claims in Classes B7, C7, D7 and G7 shall be paid from the Claims Reserve, or if the Claims Reserve is insufficient to pay all such Allowed Royalty Claims, any shortfall shall be paid from the Gift Reserve or from the Avoidance Actions Proceeds Reserve.

Voting:  Claims in Classes B7, C7, D7 and G7 are Unimpaired.  Each Holder of an Allowed Claim in Classes B7, C7, D7 and G7 shall be conclusively deemed to have accepted this Plan pursuant to Bankruptcy Code § 1126(f), and, therefore, shall not be entitled to vote to accept or reject this Plan.

Section 4.07                            Intercompany Claims

Classification:  Classes A6, B6, C6, D6, E4, F6, G6, H6 and I6 consists of all Intercompany Claims between or among the Debtors.

Treatment:  On the Effective Date, all of the Intercompany Claims as of the Effective Date shall be eliminated, extinguished, cancelled, and discharged.  Pursuant to Bankruptcy Code § 1129(b)(2)(C), Holders of Intercompany Claims shall not be entitled to, nor shall they receive, any distribution or retain any property or interest in property on account of such Intercompany Claims.

Voting: Claims in Classes A6, B6, C6, D6, E4, F6, G6, H6 and I6 are deemed to have rejected this Plan and, accordingly are not entitled to vote to accept of reject this Plan.

Section 4.08                            Preferred Stock

Classification:  Class A7 shall consist of the Preferred Stock in Cano.

Treatment:  On the Effective Date, all of the Class A7 Preferred Stock outstanding as of the Effective Date shall be extinguished, cancelled and discharged.  Pursuant to Bankruptcy Code § 1129(b)(2)(C), Holders of Class A7 Preferred Stock shall not be entitled to, nor shall they receive, any distribution or retain any property or interest in property on account of such Class A7 Preferred Stock.

Voting:  Class A7 Preferred Stock is Impaired.  The Holders of Allowed Preferred Stock in Class A7 are deemed to have rejected this Plan and, accordingly, are not entitled to vote to accept or reject this Plan.

Section 4.09                            Interests

Classification:  Classes A8, B8, C8, D8, E5, F7, G8, H7 and I7 shall consist of the common Interests in Cano and all Interests in the Subsidiaries.

Treatment:  On the Effective Date, all of the Classes A8, B8, C8, D8, E5, F7, G7, H7 and I7 Interests outstanding as of the Effective Date shall be extinguished, cancelled and discharged.  Pursuant to Bankruptcy Code § 1129(b)(2)(C), Holders of Interests in Classes A8, B7, C7, D7, E7, F7, G7, H7 and I7 shall not be entitled to, nor shall they receive, any distribution or retain any property or interest in property on account of such Interests.

Voting:  Interests in Classes A8, B8, C8, D8, E5, F7, G7, H7, and I7 are Impaired.  The Holders of Allowed Interests in Classes A8, B8, C8, D8, E5, F7, G7, H7, and I7 are deemed to have rejected this Plan and, accordingly, are not entitled to vote to accept or reject this Plan.

Section 4.10                            One Satisfaction of Senior Secured Claims and UBE Junior Secured Claim

Though listed in a class for each Debtor, there shall be only one satisfaction of the Senior Secured Claims and the UBE Junior Secured Claim.  Each such Claim shall be Allowed as if each Debtor were jointly and severally liable thereunder.  Any deficiency in the Senior Secured Claims and the UBE Junior Secured Claim shall be treated as General Unsecured Claims.

ARTICLE V

ACCEPTANCE OR REJECTION OF THIS PLAN

Section 5.01                            Designation of Unimpaired Classes

Classes A1, A4, B1, B4, B7, C1, C4, C7, D1, D4, D7, E1, E2, F1, F4, F7, G1, G4, G7, H1, H4, I1 and I4, are Unimpaired.

Section 5.02                            Designation of Impaired Classes

(a)           Impaired Classes of Claim.

Classes A2, A3, A5, A6, B2, B3, B5, B6, C2, C3, C5, C6, D2, D3, D5, D6, E3, F2, F3, F5, F6, G2, G3, G5, G6, H2, H3, H5, H6, I2, I3, I5, and I6 are Impaired.

(b)           Impaired Classes of Interest.

Classes A7, A8, B8, C8, D8, E4, F7, G8, H7, and I7 are Impaired.

Section 5.03                            Classes Entitled to Vote

Classes A2, A3, A5, B2, B3, B5, C2, C3, C5, D2, D3, D5, E2, E3, E5, F2, F3, F5, G2, G3, G5, H2, H3, H5, I2, I3 and I5 are entitled to cast Ballots within this Plan.

Section 5.04                            Classes Not Entitled to Vote

Classes A1, B1, C1, D1, E1, F1, G1, H1, I1, A4, B4, C4, D4, E4, F4, G4, H4, I4, A6, B6, C6, D6, E6, F6, G6, H6, and I6 are Unimpaired under this Plan and therefore, Holders of Claims in such classes are not entitled to cast Ballots with respect to this Plan as they are deemed to accept this Plan in accordance with Bankruptcy Code § 1126(f).

Classes A7, A8, B8, C8, D8, E5, F7, G7, H7, and I7 are not entitled to receive or return Property under this Plan and are deemed to reject this Plan in accordance with Bankruptcy § 1126(g).

Section 5.05                            Date of Distributions on Account of Allowed Claims

Except as otherwise specifically provided herein (for example, in Section 4.02, clauses (i) and (ii)), or in the Purchase and Sale Agreement, any distributions and delivery to be made under this Plan shall be made on the Effective Date or as soon as practicable thereafter.  In the event that any payment or act under this Plan is required to be made or performed on a date that is not a Business Day, then the making of such payment or the performance of such act may be completed on the next succeeding Business Day, but shall be deemed to have been completed as of the required date.

Section 5.06                            Sources of Cash for the Plan Distributions

Except as otherwise specifically provided herein or in the Confirmation Order, all Cash required for the payments to be made hereunder shall be obtained from the Available Cash on hand or the Purchaser.

Section 5.07                            Cram Down — Nonconsensual Confirmation

If each Impaired Class of Claims or Interests entitled to vote shall not accept this Plan by the requisite statutory majority provided in Bankruptcy Code § 1126(c) or 1126(d), the Debtors request Confirmation of this Plan under Bankruptcy Code § 1129(b).  In that event, the Debtors reserve the right to modify this Plan to the extent, if any, that Confirmation pursuant to Bankruptcy Code §

1129(b) requires modification or any other reason in their discretion, but no such modification may adversely affect an extant Purchaser or any of its subsidiaries (except with Purchaser’s consent).

ARTICLE VI

MEANS FOR IMPLEMENTATION OF THIS PLAN
AND POST EFFECTIVE DATE GOVERNANCE

Section 6.01                            Sale of the Acquired Property

This Plan contemplates the sale of the Acquired Property to a third party.  To effect this, the Debtors Filed the Bid Procedures and Sale Motion which seeks, inter alia, to approve the Stalking Horse SPA and to establish the Auction.  On April 19, 2012, the Bankruptcy Court entered the Bid Procedures Order,(5) which established June 6, 2012 as the deadline for Potential Bidders to submit bids for the Proposed Acquired Property, and established June 12, 2012 as the date for the Auction.  In connection with the Auction, the Debtors have identified the Stalking Horse as a potential purchaser for the Equity Interests.  If no timely Qualifying Bid (as defined in the Bid Procedures) (other than the Stalking Horse bid) is received by the Bid Deadline (as defined in the Bid Procedures), the Debtors shall not hold an Auction and instead shall request at the Sale Hearing that the Bankruptcy Court approve the Stalking Horse SPA as the Purchase and Sale Agreement and declare the Stalking Horse to be the Successful Bidder/Bid.  If additional Qualified Bidders are identified, at the conclusion of the Auction, the Debtors, with the consent of the Pre-Petition Agents, will seek Bankruptcy Court approval to sell the Acquired Property pursuant to the Purchase and Sale Agreement to the Successful Bidder, Free and Clear. The Sale Order and/or the Confirmation Order shall contain specific authority for the Debtors to comply with the Purchase and Sale Agreement as set forth above.

Section 6.02                            Application of PSA Sale Proceeds

(a)           Claims Reserve Funding.  Contemporaneously with the Closing, the Effective Date and the delivery of the PSA Sale Proceeds to the Pre-Petition Senior Secured Agent described below, the Debtors will transfer from their Available Cash (other than Retained Funds) an amount sufficient to fund the Claims Reserve for the benefit of the Holders of Allowed Plan Carve Out Claims (and, to the extent of any surplus from such reserve after the payment of such Allowed Claims, for the benefit of the Holders of Senior Secured Claims and the UBE Junior Secured Claim) to the Liquidating Trust.  If the amount of the Debtors’ Available Cash at the time of the Closing is insufficient to fund the Claims Reserve in full, then the Purchaser shall transfer a portion of the PSA Sale Proceeds (in an amount equal to such insufficiency) to the Liquidating Trust (rather than being transferred to the Pre-Petition Senior Secured Agent as described below) to complete the funding of the Claims Reserve.

(b)           Liquidating Trust Funding.  If there is additional Available Cash after the Claims Reserve is funded, then the Debtors will transfer an amount sufficient to fund the Liquidating Trust Expense Reserve in full from their Available Cash (other than Retained Funds) to the Liquidating Trust.  If the amount of the Debtors’ Available Cash after funding the Claims Reserve is less than the

(5)  Dkt. No. 182 (the “Bid Procedures Order”).

Liquidating Trust Expense Reserve, the Purchaser shall transfer a portion of the PSA Sale Proceeds equal to the shortfall to the Liquidating Trust (rather than being transferred to the Pre-Petition Senior Secured Agent as described below) to fund the Liquidating Trust Expense Reserve.

(c)           Payment of Senior Secured Claims and UBE Junior Secured Claim.  Contemporaneously with and as part of the Closing and the Effective Date, the Purchaser shall transfer to the Pre-Petition Senior Secured Agent all of the PSA Sale Proceeds (including the release of any deposit paid pursuant to the Purchase and Sale Agreement or Bid Procedures) and any subsequent adjustments or payments received from the Purchaser pursuant to the Purchase and Sale Agreement or the Sale Order, less (i) the Gifted Amount; (ii) any portion of the PSA Sale Proceeds transferred by the Purchaser to the Liquidating Trust to fund the Claims Reserve for a shortfall in the Debtors’ Available Cash described above; and (iii) any portion of the PSA Sale Proceeds transferred by the Purchaser to the Liquidating Trust to fund the Liquidating Trust Expense Reserve for a shortfall in the Debtors’ Available Cash described above.  In the event that the Allowed Senior Secured Claims are paid in full, excess amounts of the PSA Sale Proceeds shall be transferred to UBE on account of the UBE Junior Secured Claim.

(d)           Gift Reserve Funding.  The Purchaser, on behalf of the Pre-Petition Secured Lenders, shall transfer and/or gift a portion of the PSA Sale Proceeds equal to the Gifted Amount to the Liquidating Trust to fund the Gift Reserve for the benefit of the Holders of Allowed General Unsecured Claims in Classes A5, B5, C5, D5, E3, F5, G5, H5, and I5.

Section 6.03                            Available Cash

After the Claims Reserve and Liquidating Trust Expense Reserve are funded, any remaining Available Cash (other than Retained Funds) shall be transferred to the Pre-Petition Senior Secured Agent or UBE, as applicable, for the benefit of the Senior Secured Claims and the UBE Junior Secured Claim, as applicable.

Section 6.04                            Other Assets

Any Other Assets (excluding Avoidance Actions), shall revest or vest in the appropriate Reorganized Debtor and shall be transferred to the Liquidating Trust for the benefit of the Holders of Senior Secured Claims and the UBE Junior Secured Claim.  Except as otherwise provided in the Purchase and Sale Agreement, any assets received by the Liquidating Trust after the Effective Date of this Plan (other than the proceeds of Avoidance Actions) shall also be Other Assets and transferred to the Liquidating Trust for the benefit of the Holders of Senior Secured Claims and the UBE Junior Secured Claim.

Section 6.05                            Avoidance Actions

All Avoidance Actions are transferred to the Liquidating Trust for the benefit of the Holders of Allowed General Unsecured Claims in Classes A5, B5, C5, D5, E3, F5, G5, H5, and I5.

Section 6.06                            Purchase and Sale Agreement and Related Documents

(a)           General.  On the Effective Date, the transactions contemplated by the Purchase and Sale Agreement and any documents in connection therewith shall be consummated, and the Acquired Property shall be sold and transferred to the Purchaser in accordance with the terms of the Purchase and Sale Agreement and this Plan in exchange for the consideration set forth in the Purchase and Sale Agreement.

(b)           Amendment.  To the extent that material amendments are needed to the Purchase and Sale Agreement, the Debtors shall File the Purchase and Sale Agreement as so amended (and any related documents) on or before the Plan Supplement Filing Date.  After the Confirmation Date, the Debtors may modify the Purchase and Sale Agreement or any other documents in accordance with the terms of the Purchase and Sale Agreement in furtherance of the transactions contemplated thereby without the need for further notice or court approval.

Section 6.07                            Deemed Consolidation of Debtors for Distribution Purposes Only

The Debtors request, subject to the occurrence of the Effective Date, that the Debtors’ Estates be deemed consolidated under this Plan solely for purposes of distributions to be made under this Plan.  If the Debtors are deemed consolidated for purposes of distribution, each and every Claim filed or to be filed against any of the Debtors shall be deemed filed against the deemed consolidated Debtors and shall be deemed one Claim against all Debtors and (a) all Claims of each Debtor against any other Debtor will be eliminated and released; (b) any obligation of any Debtor and all guarantees thereof executed by one or more of the Debtors shall be deemed to be one obligation of all of the consolidated Debtors; (c) any Claims filed or to be filed in connection with any such obligation and such guarantees shall be deemed one Claim against the consolidated Debtors; (d) all duplicative Claims (identical in amount and subject matter) filed against one or more of the Debtors will be automatically expunged so that only one Claim survives against the consolidated Debtors; and (e) the consolidated Debtors will be deemed, for purposes of determining the availability of the right of set-off under section 553 of the Bankruptcy Code, to be one entity, so that, subject to other provisions of section 553 of the Bankruptcy Code, the debts due to a particular Debtor may be offset against the Claims against such Debtor or Debtors.

Such deemed consolidation shall not (other than for purposes related to funding distributions under this Plan as set forth above in this Section) affect: (a) the legal and organizational structure of the Reorganized Debtors; (b) pre- and post-Petition Date guaranties, liens, and security interests that are required to be maintained (i) in connection with executory contracts or unexpired leases that were entered into during the Chapter 11 Cases or that have been or will be assumed; (ii) pursuant to this Plan; or (iii) in connection with any financing entered into, or New Interests issued, by the Reorganized Debtors on the Effective Date; and (iv) distributions out of any insurance policies or proceeds of such policies.

If the Court does not approve the Debtors’ request that the Estates be deemed consolidated for purposes of distribution, (i) the Gifted Amount will be allocated to each of the Debtor’s Estates based on the ratio of the Allowed Unsecured Claims of a particular Debtor’s Estate to the total amount of Allowed Unsecured Claims against the Estates of all of the Debtors and (ii) Creditors holding Allowed Claims against multiple Debtors will be treated as holding a separate Allowed Claim against each Debtor’s Estate.  If deemed consolidation is not approved, Creditors with Allowed Claims against only one Debtor may receive a lower percentage than they would receive if consolidation for distribution purposes was to occur as described above (and, conversely, Creditors with Allowed Claims against multiple Debtors may receive a higher percentage than they would receive if the Estates were deemed consolidated for purposes of distribution ).

Section 6.08                            Creation of Liquidating Trust

As set forth in Article VII, this Plan provides for the creation of a Liquidating Trust with the Liquidating Trust Assets and for the distribution and delivery of said assets in accordance with the terms of this Plan.

Section 6.09                            Governance Documents

On the Effective Date, the Governance Documents of Cano shall be amended and restated in substantially the form set forth in the Plan Supplement.

Section 6.10                            Directors and Officers

On the Effective Date, (a) the positions of the current directors, or in the case of a governing body created by a partnership agreement, limited liability company agreement or similar agreement, the members of such governing body (such persons and the corporate directors collectively, the “Governors”) of each Debtor shall be eliminated, and each Governor shall be terminated (without the necessity of further action); (b) to the fullest extent permitted by applicable law, the rights, powers, and duties of the Governors of each Debtor (that is not a Debtor whose Interests have been sold to the Purchaser pursuant to the Sale Order and/or the Confirmation Order (or a Subsidiary of such a Debtor)) that has a Governor shall vest in the Liquidating Trustee and the Liquidating Trustee or its designee shall be the presiding officer and the sole Governor of each such Reorganized Debtor; and (c) to the fullest extent permitted by applicable law, the Governors of each Debtor whose Interests have been sold to the Purchaser pursuant to the Sale Order and/or the Confirmation Order (or a Subsidiary of such a Debtor) shall be selected by the Purchaser.  The Liquidating Trustee shall make all determinations with respect to employment of any other directors, officers, managers and employees of each such Debtor described in clause (b) on and after the Effective Date.

Section 6.11                            Cancellation of Existing Secured Claims

Except as otherwise provided herein and in accordance with the Purchase and Sale Agreement, upon the Effective Date, any Lien encumbering the Acquired Property shall be deemed released and the Holder of such Allowed Secured Claim shall deliver to the applicable Debtor (or Reorganized Debtor) any Collateral or other property of any Debtor (or Reorganized Debtor) held by such Holder, and any termination statements, instruments of satisfactions, or releases of all security interests with respect to its Allowed Secured Claim that may be reasonably required in order to terminate any related financing statements, mortgages, mechanic’s liens, or lis pendens.

Section 6.12                            Vesting of the Vested Assets

Except as otherwise set forth in this Plan, the Sale Order and/or the Confirmation Order, on the Effective Date, (a) the Vested Assets shall vest in the applicable Reorganized Debtors Free and Clear; and (b) the assumed contracts shall be assumed by the applicable Debtors as provided in Article X and vest in the applicable Reorganized Debtor(s).  Except as otherwise set forth in this Plan or the Purchase and Sale Agreement from and after the Effective Date, the Reorganized Debtors shall perform and pay when due liabilities under, or related to the ownership or operation of, the Vested Assets and the Liquidating Trust shall not be responsible for any such liabilities. The Reorganized Debtors may operate free of any restrictions of the Bankruptcy Code.

After the Effective Date, the Reorganized Debtors may present such orders or assignments of the Bankruptcy Court, suitable for Filing in the records of every county or governmental agency where the Vested Assets are or were located, which provide that such property is conveyed to or vested in the Reorganized Debtors.  The orders or assignments may designate all Liens, Claims, and encumbrances or other interests, which appear of record and/or from which property is being transferred and assigned.  This Plan shall be conclusively deemed to be adequate notice that such Lien, Claim, encumbrance, or other interest is being extinguished and no notice other than by this Plan, shall be given before the presentation of such orders or assignments.  Any person having a Lien, Claim, encumbrance or other interest against any Vested Asset shall be conclusively deemed to have consented to the transfer, assignment and vesting of such Vested Assets Free and Clear to the Reorganized Debtors by failing to object to Confirmation, except as otherwise provided for in this Plan; provided, however, except as otherwise set forth in this Plan, nothing herein shall be deemed to be a release of any Lien, Claim, encumbrance or other interest in or against property that is not a Vested Asset.

Section 6.13                            Cancellation of Interests

On the Effective Date, all Interests in the Debtors (including those Interests held in Treasury by any of the Debtors) shall be terminated and extinguished and the certificates that previously evidenced ownership of those interests shall be deemed canceled (all without further action by any person or the Bankruptcy Court) and shall be null and void and such certificates shall evidence no rights or interests in any of the Debtors.  Upon cancellation of the Interests in Cano, neither Cano, the Reorganized Debtors, nor the Liquidating Trustee shall file periodic or other reports with the Securities and Exchange Commission; provided, however, that Cano shall continue to be subject to the requirements of the Securities Act until such time as it terminates the registration of its common stock under the Securities Act and the rules and regulations promulgated thereunder.

Section 6.14                            Issuance of New Interests

On the Effective Date, after the Interests are cancelled, the Reorganized Subsidiaries shall issue the New Subsidiary Interests to Reorganized Cano and Reorganized Cano shall issue the New Cano Stock to the Purchaser in accordance with the Purchase and Sale Agreement, and in each case such shares shall be Free and Clear; provided that the termination of Interests in Reorganized Cano New Mexico, Reorganized Ladder, Reorganized Square One, Reorganized Tri-Flow, Reorganized WO Energy, and Reorganized W.O. Nevada pursuant to Section 6.13 and the issuance of the New Subsidiary Equity Interests in Reorganized Cano New Mexico, Reorganized Ladder, Reorganized

Square One, Reorganized Tri-Flow, Reorganized WO Energy, and Reorganized W.O. Nevada pursuant to this Section 6.14 are each intended to qualify as a “reorganization” under Section 368(a)(1)(E) of the Internal Revenue Code; provided further that the termination of Interests Reorganized W.O. Operating and Reorganized W.O. Production pursuant to Section 6.13 and the issuance of the New Subsidiary Equity Interests in Reorganized W.O. Operating and Reorganized W.O. Production pursuant to this Section 6.14 are each intended to qualify as a “contribution” under Section 721 of the Internal Revenue Code.  The New Cano stock shall constitute one hundred percent of the authorized and issued equity interest in the Reorganized Cano.

Section 6.15                            Exemption from Registration

The New Interests shall be exempt from registration under any federal (including the Securities Act), state or local law, rule or regulation pursuant to Bankruptcy Code § 1145 or other applicable law requiring registration before the offering, issuance, distribution or sale of securities; provided that if the issuance of the New Interests does not qualify for an exemption under Bankruptcy Code § 1145, the New Interests shall be issued in a manner, which qualifies for any other available exemption from registration, whether as a private placement under Rule 506 of the Securities Act, Section 4(2) of the Securities Act, and/or the safe harbor provisions promulgated thereunder.

In connection with the confirmation of this Plan, the Debtors intend to seek an order from the Bankruptcy Court to the effect that the issuance of the New Interests is exempt from registration under the Securities Act and any other applicable laws.

Section 6.16                            Authorization for Transaction

On the Effective Date or as soon as reasonably practicable thereafter, the Debtors, and the Reorganized Debtors may take all actions as may be necessary or appropriate to effect any transaction described in, approved by, contemplated by, or necessary to effectuate this Plan or the Transaction, including:  (a) the execution and delivery of appropriate agreements or other documents of merger, consolidation, or reorganization containing terms that are consistent with the terms of this Plan and that satisfy the requirements of applicable law; (b) the execution and delivery of appropriate instruments of transfer, assignment, assumption, or delegation of any property, right, liability, duty, or obligation on terms consistent with the terms of this Plan; (c) the filing of appropriate certificates of incorporation, merger, or consolidation with the appropriate governmental authorities pursuant to applicable law; and (d) all other actions that the Debtors, or the Reorganized Debtors determine are necessary or appropriate, including the making of filings or recordings in connection with the Transaction, which actions may be set forth in a Plan Supplement exhibit.

Section 6.17                            Preservation of Rights of Action; Settlement

Except to the extent such rights, claims, causes of action, defenses, and counterclaims are otherwise disposed of in this Plan, the Purchase and Sale Agreement, or are expressly and specifically released in connection with this Plan, the Sale Order and/or Confirmation Order, or in any settlement agreement approved during the Chapter 11 Cases, or in any contract, instrument, release, indenture or other agreement entered into in connection with this Plan, in accordance with Bankruptcy Code § 1123(b):  (1) any and all rights, Claims, Causes of Action (including Avoidance Actions), defenses, and counterclaims of or accruing to the Debtors or their Estates shall be transferred to the Liquidating

Trust, whether or not litigation relating thereto is pending on the Effective Date, and whether or not any such rights, claims, causes of action, defenses and counterclaims have been Scheduled, listed or referred to in this Plan, the Bankruptcy Schedules, or any other document Filed with the Bankruptcy Court; and (2) the Liquidating Trust does not waive, relinquish, or abandon (nor shall it be estopped or otherwise precluded from asserting) any right, claim, cause of action, defense, or counterclaim that constitutes property of the Estates:  (a) whether or not such right, claim, cause of action, defense, or counterclaim has been listed or referred to in this Plan, the Bankruptcy Schedules, the Bankruptcy SOFAs, or any other document Filed with the Bankruptcy Court; (b) whether or not such right, claim, cause of action, defense, or counterclaim is currently known to the Debtors; and (c) whether or not a defendant in any litigation relating to such right, claim, cause of action, defense or counterclaim Filed a Proof of Claim in the Chapter 11 Cases, Filed a notice of appearance or any other pleading or notice in the Chapter 11 Cases, voted for or against this Plan, or received or retained any consideration under this Plan.  Without in any manner limiting the generality of the foregoing, notwithstanding any otherwise applicable principle of law or equity, without limitation, any principles of judicial estoppel, res judicata, collateral estoppel, issue preclusion, or any similar doctrine, the failure to list, disclose, describe, identify, or refer to a right, claim, cause of action, defense, or counterclaim, or potential right, claim, cause of action, defense, or counterclaim, in this Plan, the Bankruptcy Schedules, or any other document Filed with the Bankruptcy Court shall in no manner waive, eliminate, modify, release, or alter the Liquidating Trust’s right to commence, prosecute, defend against, settle, and realize upon any rights, claims, causes of action, defenses, or counterclaims that a Debtor has, or may have, as of the Effective Date.  The Liquidating Trust may, subject to this Plan and the Liquidating Trust Agreement, commence, prosecute, defend against, settle, and realize upon any rights, claims, causes of action, defenses, and counterclaims in its sole discretion, in accordance with what is in the best interests, and for the benefit, of the beneficiaries of the various assets in the Liquidating Trust.

Section 6.18                            Employee Benefit Plans

Before the Effective Date, all Employee Benefit Plans shall be terminated in accordance with the applicable provisions of the state and federal law.  The Purchaser and the Reorganized Debtors shall have no liability for any obligations under any Employee Benefit Plan.

Section 6.19                            Exclusivity Period

The Debtors shall retain the exclusive right to amend or modify this Plan, and to solicit acceptances of any amendments to or modifications of this Plan, through and until the earlier of (i) the Effective Date or (ii) the expiration of the Debtors’ exclusive period to solicit acceptances of this Plan under Bankruptcy Code § 1121(d).

Section 6.20                            Effectuating Documents

The chairman of the board of directors, president, chief financial officer, manager, or any other appropriate officer of the Debtors or, after the Effective Date, the Reorganized Debtors (or the Liquidating Trustee on behalf of any Reorganized Debtor that is not owned by the Purchaser), shall be authorized to execute, deliver, file, or record such contracts, instruments, releases, indentures, and other agreements or documents, and take such actions as may be necessary or appropriate to effectuate and further evidence the terms and conditions of this Plan.  The secretary of the Debtors, or, after the Effective Date, of the Reorganized Debtors (or the Liquidating Trustee on behalf of any

Reorganized Debtor that is not owned by the Purchaser), shall be authorized to certify or attest to any of the foregoing actions.  The Debtors are authorized to perform their obligations under the Purchase and Sale Agreement.

Section 6.21                            Exemption from Certain Transfer Taxes

Pursuant to Bankruptcy Code § 1146(a), the issuance, transfer, or exchange of a security, or the making of delivery of an instrument of transfer, including any transfers effected pursuant to the Purchase and Sale Agreement or by mergers, provided under this Plan, from the Debtors to the Purchaser, the Reorganized Debtors, or any other Person or Entity pursuant to this Plan or the Purchase and Sale Agreement, as applicable, may not be taxed under any law imposing a stamp tax or similar tax, and the sale and/or Confirmation Order shall direct the appropriate state or local governmental officials or agents to forego the collection of any such tax or governmental assessment and to accept for Filing and recordation any of the foregoing instruments or other documents without the payment of any such tax or governmental assessment.

Section 6.22                            Liquidating Trustee Closing of the Chapter 11 Cases.

When (a) the Bankruptcy Court has adjudicated all applications by professionals for final allowances of compensation for services and reimbursement of expenses and the issuance of a Final Order for each application and the payment of all amounts payable thereunder; (b) all Disputed Claims filed against a Debtor have become Allowed Claims or have been Disallowed by Final Order or otherwise pursuant to this Plan, and all appropriate Plan Distributions have been made pursuant to this Plan, the Liquidating Trustee shall seek authority from the Bankruptcy Court to close such Debtor’s Chapter 11 Case in accordance with the Bankruptcy Code and the Bankruptcy Rules.

ARTICLE VII

LIQUIDATING TRUST AND LIQUIDATING TRUSTEE

Section 7.01                            The Creation of the Liquidating Trust

The Liquidating Trust, duly organized under the laws of Texas, is created for the purpose of liquidating the Liquidating Trust Assets in accordance with Treasury Regulation Section 301.7701-4(d) and shall be governed by the Liquidating Trust Agreement.  The Liquidating Trust Agreement shall conform to the terms of this Plan, and to the extent that the Liquidating Trust Agreement is inconsistent with this Plan, the terms of this Plan shall govern.  The Liquidating Trustee will file all federal income tax returns for the Liquidating Trust as a grantor trust pursuant to Section 671 of the Internal Revenue Code and the Treasury Regulations promulgated thereunder.

Section 7.02                            Funding of Res of Trust

On the Effective Date, all of the Liquidating Trust Assets shall be transferred and assigned to the Liquidating Trust, and the Liquidating Trust shall be in possession of, and have title to, all the Liquidating Trust Assets. The conveyances of all Liquidating Trust Assets shall be accomplished pursuant to this Plan, the Sale Order and/or the Confirmation Order.  The Debtors shall convey, transfer, assign and deliver the Liquidating Trust Assets Free and Clear, except that the Liens of the

Senior Secured Lenders and UBE shall attach to the PSA Sale Proceeds, other than any portion of such proceeds transferred by the Purchaser to the Liquidating Trust for shortfalls as described in Section 6.02 of this Plan or for the Gifted Amount. The Liquidating Trustee may present such orders to the Bankruptcy Court as may be necessary to require third parties to accept and acknowledge such conveyance to the Liquidating Trust.  Such orders may be presented without further notice other than as has been given in this Plan.

For all federal income tax purposes, all Persons (including, without limitation, the Debtors and the Liquidating Trustee and the beneficiaries of the Liquidating Trust) will treat the transfer and assignment of the Liquidating Trust Assets to the Liquidating Trust for the benefit of the beneficiaries of the Liquidating Trust as (a) a transfer of the Liquidating Trust Assets directly to the beneficiaries of the Liquidating Trust followed by (b) the transfer by the beneficiaries of the Liquidating Trust to the Liquidating Trust of the Liquidating Trust Assets.  The Liquidating Trust will be treated as a grantor trust for federal tax purposes and, to the extent permitted under applicable law, for state and local income tax purposes.  The beneficiaries of the Liquidating Trust will be treated as the grantors and owners of their Pro Rata portion of the Liquidating Trust Assets for federal income tax purposes.

Section 7.03                            The Liquidating Trustee

The Debtors, with the support of the Pre-Petition Agents, propose that Robert Ogle be the Liquidating Trustee.  A copy of Mr. Ogle’s resume is attached as Exhibit K to the Disclosure Statement.  The Liquidating Trustee shall retain and have all the rights, powers and duties necessary to carry out his or her responsibilities under this Plan and the Liquidating Trust Agreement, and as otherwise provided in the Sale Order and/or the Confirmation Order.  However, the Liquidating Trustee shall not be obligated to review, investigate, evaluate, analyze, or object to Fee Applications or Professional Fee Claims relating to services rendered and expenses incurred before the Effective Date.  The Liquidating Trustee shall be the exclusive trustee of the Liquidating Trust Assets for the purposes of 31 U.S.C. § 3713(b) and 26 U.S.C. § 6012(b)(3), as well as the representative of the Estates appointed pursuant to Bankruptcy Code § 1123(b)(3)(B).  Subject to the Bankruptcy Court’s approval and appointment of the selection of the Liquidating Trustee at the Confirmation Hearing, a Person to be designated by the Debtors and the Pre-Petition Agent in the Plan Supplement shall initially serve as the Liquidating Trustee.  Matters relating to the appointment, removal and resignation of the Liquidating Trustee and the appointment of any successor Liquidating Trustee shall be set forth in the Liquidating Trust Agreement.  The Liquidating Trustee shall be required to perform his or her duties as set forth in this Plan and the Liquidating Trust Agreement.

Section 7.04                            Retention of Professionals

The Liquidating Trustee shall have the right to retain the services of attorneys, accountants, and other professionals that, in the discretion of the Liquidating Trustee, are necessary to assist the Liquidating Trustee in the performance of his or her duties.  The reasonable fees and expenses of such professionals shall be paid by the Liquidating Trust upon the monthly submission of statements to the Liquidating Trustee.  The payment of the reasonable fees and expenses of the Liquidating Trustee’s retained professionals shall be made in the ordinary course of business and shall not be subject to the approval of the Bankruptcy Court except as otherwise provided in this Plan.  Professionals of, among others, the Debtors, shall be eligible for retention by the Liquidating Trustee on a special counsel basis, and former employees of the Debtors shall be eligible for retention by the Liquidating Trust and Liquidating Trustee.

The reasonable fees and expenses incurred in connection with services performed by the Liquidating Trust relating to the administration and/or liquidation of General Unsecured Claims and/or Avoidance Actions shall be paid by the Liquidating Trust from the Liquidating Trust Expense Reserve and amounts otherwise distributable to Holders of Allowed General Unsecured Claims.  Before each payment of the Liquidating Trustee’s fees, fees and expenses of the Liquidating Trustee’s retained professionals and other costs, expenses and liabilities of the Liquidating Trust, the Liquidating Trustee shall provide written notice thereof to the Pre-Petition Agents in such detail and with such support as the Pre-Petition Agents may reasonably request.  If the Pre-Petition Agents do not object to the payment of such amounts within five (5) Business Days after receipt of such notice, the Liquidating Trustee may make such payments.  If any Pre-Petition Agent objects and the objecting Pre-Petition Agent(s) and the Liquidating Trustee cannot agree on the appropriate amount of such payment, then the Liquidating Trustee may not make such payment unless he or she obtains an order from the Bankruptcy Court approving such payment.

Section 7.05                            Compensation of the Liquidating Trustee

The Liquidating Trustee’s compensation, on a post-Effective Date basis, shall be disclosed in the Plan Supplement.  The payment of the fees of the Liquidating Trustee and any professionals retained by the Liquidating Trustee shall be made by the Liquidating Trust in accordance with the provisions of this Plan and the Liquidating Trust Agreement.

Section 7.06                            Liquidating Trust Expenses

All costs, expenses and obligations incurred by the Liquidating Trustee in administering this Plan and the Liquidating Trust, or in any manner connected, incidental or related thereto shall come from amounts distributable to the appropriate beneficiaries for whose benefit such expenses or obligations were incurred.  For example, reasonable costs incurred in resolving Avoidance Actions and General Unsecured Claims shall be paid first from the Liquidating Trust Expense Reserve and then from amounts otherwise distributable to Holders of Allowed General Unsecured Claims, and expenses incurred in monetizing Other Assets shall be paid first from the Liquidating Trust Expense Reserve and then from funds otherwise distributable to the Senior Secured Lenders.

Section 7.07                            Liability; Indemnification

The Liquidating Trustee shall not be liable for any act or omission taken or omitted to be taken in his or her capacity as the Liquidating Trustee, other than acts or omissions resulting from such Person’s willful misconduct, gross negligence or fraud.  The Liquidating Trustee may, in connection with the performance of his or her functions, and in his or her sole absolute discretion, consult with attorneys, accountants and agents, and shall not be liable for any act taken, omitted to be taken, or suffered to be done in accordance with advice or opinions rendered by such professionals.  Notwithstanding such authority, the Liquidating Trustee shall be under no obligation to consult with attorneys, accountants or his or her agents, and his or her determination to not do so should not result in imposition of liability on the Liquidating Trustee unless such determination is based on willful misconduct, gross negligence or fraud.  The Liquidating Trust shall indemnify and hold harmless the

Liquidating Trustee and his or her agents, representatives, professionals, and employees from and against and in respect to any and all liabilities, losses, damages, claims, costs and expenses, including, but not limited to attorneys’ fees and costs arising out of or due to their actions or omissions, or consequences of such actions or omissions, with respect to the Liquidating Trust or the implementation or administration of this Plan; provided, however, that no such indemnification will be made to such Persons for such actions or omissions as a result of willful misconduct, gross negligence or fraud.

Section 7.08                            Termination

(a)           The duties, responsibilities and powers of the Liquidating Trustee shall terminate after all Liquidating Trust Assets have been fully resolved, abandoned or liquidated and the Liquidating Trust Assets have been distributed in accordance with this Plan and the Liquidating Trust Agreement; provided, however, except in the circumstances set forth below, the Liquidating Trust shall terminate no later than three years after the Effective Date.  If warranted by the facts and circumstances provided for in this Plan, and subject to the approval of the Bankruptcy Court upon a finding that an extension is necessary for the purpose of the Liquidating Trust, the term of the Liquidating Trust may be extended, one or more times (not to exceed a total of four extensions, unless the Liquidating Trustee receives a favorable ruling from the Internal Revenue Service that any further extension would not adversely affect the status of the Liquidating Trust as a grantor trust for federal income tax purposes) for a finite period, not to exceed six months, based on the particular circumstances at issue.  Each such extension must be approved by the Bankruptcy Court within two months prior to the beginning of the extended term with notice thereof to all of the unpaid beneficiaries of the Liquidating Trust.  Upon the occurrence of the termination of the Liquidating Trust, the Liquidating Trustee shall File with the Bankruptcy Court, a report thereof, seeking discharge of the Liquidating Trustee.

Section 7.09                            Liquidating Trustee Authority

(a)           Compromise of Claims.  The Liquidating Trust shall have full authority to compromise Claims or settle interests without supervision by the Bankruptcy Court and free of any restrictions of the Bankruptcy Code or Bankruptcy Rules, other than those restrictions expressly imposed by this Plan, the Confirmation Order, and the Liquidating Trust Agreement, including but not limited to the restrictions set forth in Section 11.01 of this Plan.  As to any Claims that may arise or exist after the Effective Date relating to or arising out of the Purchase and Sale Agreement, the Liquidating Trustee shall not compromise or resolve any such Claims without the express written consent of the Pre-Petition Agents and the Supporting Lenders (as defined in the Plan Support Agreement).

(b)           Payment of Professional Fees.  Without limiting the generality of the foregoing, and except as otherwise set forth in this Plan, the Liquidating Trust may, without application to or approval by the Bankruptcy Court, pay fees that it incurs after the Effective Date for professional fees and expenses.  Before settling or compromising any Plan Carve Out Claims or interests related thereto, the Liquidating Trustee shall provide written notice to the Pre-Petition Agents of the terms and conditions of the proposed settlement or compromise.

(c)           Request for Expedited Tax Review.  The Liquidating Trustee shall have the right to request an expedited determination under Bankruptcy Code § 505(b) with respect to tax returns filed, or to be filed, for any and all taxable periods ending after the Petition Date through the Effective Date.

(d)           Access and Preservation of Records.  The Liquidating Trustee shall be granted access to, among other things, the offices, books, and records relating to the Debtors or any of their businesses or operations that are in possession of the Purchaser and the Purchaser shall preserve records, all to the extent and on the terms of the Stalking Horse SPA

ARTICLE VIII

PROVISIONS GOVERNING DISTRIBUTIONS GENERALLY

Section 8.01                            Timing and Delivery of Distributions

The Liquidating Trust Agreement shall govern distributions from the Liquidating Trust and shall include the terms of the other sections of this Article VIII and other relevant provisions of this Plan.

Section 8.02                            Method of Cash Distributions

Any Cash payment to be made pursuant to this Plan may be made by Cash, draft, check, wire transfer, or as otherwise required or provided in any relevant agreement or applicable law at the option of and in the sole discretion of the Liquidating Trustee, except for Cash payments made to the Pre-Petition Senior Secured Agent or UBE, which shall be made by wire transfer or such other method as shall be specified by such Persons.

Section 8.03                            Failure to Negotiate Checks

Checks issued in respect of distributions under this Plan shall be null and void if not negotiated within sixty (60) days after the date of issuance.  The Liquidating Trustee shall hold any amounts returned in respect of such non-negotiated checks.  The Holder of an Allowed Claim with respect to which such check originally was issued shall make requests for reissuance for any such check directly to the Liquidating Trustee.  All amounts represented by any voided check will be held until the later of one (1) year after (x) the Effective Date or (y) the date that a particular Claim is Allowed by Final Order, and all requests for reissuance by the Holder of the Allowed Claim in respect of a voided check are required to be made before such date.  Thereafter, all such amounts shall be deemed to be Unclaimed Property, and all Claims in respect of void checks and the underlying distributions shall be forever barred, estopped and enjoined from assertion in any manner against the Liquidating Trustee.

Section 8.04                            Fractional Dollars

Notwithstanding any other provision of this Plan, Cash distributions of fractions of dollars will not be made; rather, whenever any payment of a fraction of a dollar would be called for, the actual payment made shall reflect a rounding of such fraction to the nearest whole dollar (up or down), with half dollars being rounded down.  To the extent that Cash remains undistributed as a result of the rounding of such fraction to the nearest whole cent, such Cash shall be treated as Unclaimed Property pursuant to Section 8.03 of this Plan.

Section 8.05                            Compliance with Tax Requirements

With respect to any Person from whom a tax identification number, certified tax identification number or other tax information required by law has not been received by the Liquidating Trustee within thirty (30) days from the date of such request (the “Initial Request”), the Liquidating Trustee may, at its option, withhold the amount required to such Person and decline to make such distribution until the information is received.  Failure of any Person to provide the information requested within six months of the Initial Request shall result in the forfeit of the affected distribution and the treatment of said distribution as Unclaimed Property.

Section 8.06                            De Minimis Distributions

No Cash payment of less than twenty-five ($25.00) dollars shall be made to the Holder of any Claim on account of its Allowed Claim.

Section 8.07                            Setoffs

Except for any Claim that is Allowed in an amount set forth in this Plan (including the Union Senior Secured Claim, the Natixis Hedge Claim, and the UBE Junior Secured Claim), the Debtors or the Liquidating Trustee may, but shall not be required to, set off against any Claims and the payments or distributions to be made pursuant to this Plan in respect of such Claims, any and all debts, liabilities and claims of every type and nature whatsoever that the Estate or a Debtor may have against the Holder of any Claim, but neither the failure to do so nor the Allowance of any such Claims, whether pursuant to this Plan or otherwise, shall constitute a waiver or release by any Debtor of any such claims the Debtor may have against such Holder of any Claim, and all such claims shall be reserved for and retained by the Liquidating Trustee.

Section 8.08                            Distribution Record Date

As of the close of business on the fifth (5th) Business Day following the Effective Date (the “Distribution Record Date”), all transfer ledgers, transfer books, registers and any other records maintained by the designated transfer agents with respect to ownership of any Claims will be closed and, for purposes of this Plan, there shall be no further changes in the record holders of such Claims.  The Liquidating Trustee shall have no obligation to recognize the transfer of any Claims occurring after the Distribution Record Date, and will be entitled for all purposes to recognize and deal only with the Holder of any Claim as of the close of business on the Distribution Record Date, as reflected on such ledgers, books, registers or records.

ARTICLE IX

RESERVES ADMINISTERED BY THE LIQUIDATING TRUST

Section 9.01                            Establishment of Reserve Accounts, Other Assets and Beneficiaries

The Liquidating Trustee shall establish each of the Distribution Reserve Accounts (which, notwithstanding anything to the contrary contained in this Plan, may be effected by either establishing a segregated account or establishing book entry accounts, in the sole discretion of the Liquidating Trustee).

Section 9.02                            Undeliverable Distribution Reserve

(a)           Deposits.  If a distribution to any holder of an Allowed Claim is returned to the Liquidating Trustee as undeliverable or is otherwise unclaimed, such distribution shall be deposited in a segregated, interest-bearing account, designated as an “Undeliverable Distribution Reserve,” for the benefit of such holder until such time as such distribution becomes deliverable, is claimed or is deemed to have been forfeited in accordance with Section 8.03, Section 8.05, and Section 9.02(b) of this Plan.

(b)           Forfeiture.  Any holder of an Allowed Claim that does not assert a claim pursuant to this Plan for an undeliverable or unclaimed distribution within one year after the first distribution is made to such holder shall be deemed to have forfeited its claim for such undeliverable or unclaimed distribution and shall be forever barred and enjoined from asserting any such claim for the undeliverable or unclaimed distribution against any Debtor, any Reorganized Debtor, any Estate, the Liquidating Trustee, the Liquidating Trust, or their respective properties or assets.  In such cases, any Cash or other property held by the Liquidating Trust in the Undeliverable Distribution Reserve for distribution on account of such claims for undeliverable or unclaimed distributions, including the interest that has accrued on such undeliverable or unclaimed distribution while in the Undeliverable Distribution Reserve, shall become Unclaimed Property, notwithstanding any federal or state escheat laws to the contrary and shall be available for immediate distribution by the Liquidating Trust according to Section 4.02 of this Plan.

(c)           Disclaimer.  The Liquidating Trustee and his or her respective agents and attorneys are under no duty to take any action to either (i) attempt to locate any Claim Holder, or (ii) obtain an executed Internal Revenue Service Form W-9 or other form required by law from any Claim holder

Section 9.03                            Claims Reserve

Contemporaneously with the Closing and on the Effective Date, the Debtors, and in the event of a shortfall in Available Cash as described in Section 6.02 of this Plan, the Purchaser, shall transfer the amount required to fund the Claims Reserve as described in Section 6.02 of this Plan.

Section 9.04                            Gift Reserve

Contemporaneously with and as part of the Closing and on the Effective Date, as provided in Section 6.02 the Purchaser shall transfer the Gifted Amount to the Liquidating Trust for benefit of first, the Holders of Allowed Plan Carve Out Claims to the extent the Claims Reserve is insufficient to satisfy such Claims; and second, the Holders of Allowed General Unsecured Claims in Classes A6, B6, C6, D6, E3, F6, G6, H6, and I6.  Upon satisfaction in full of all Allowed General Unsecured Claims, any remaining amounts in the Gift Reserve shall be transferred to the Pre-Petition Secured Agent or UBE, as applicable

Section 9.05                            Liquidating Trust Expense Reserve

Contemporaneously with the Closing and on the Effective Date, the Debtors, and in the event of a shortfall in Available Cash as described in Section 6.02 of this Plan, the Purchaser, shall transfer $100,000.00 of the PSA Sale Proceeds to establish the Liquidating Trust Expense Reserve, which shall be used by the Liquidating Trustee to satisfy the reasonable fees and expenses of the Liquidating Trust, the Liquidating Trustee, and any professionals retained by the Liquidating Trustee.  In the event the reasonable fees and expenses of the Liquidating Trust exceed $100,000.00, then all such excess fees and expenses incurred by the Liquidating Trustee in administering this Plan and the Liquidating Trust, or in any manner connected, incidental or related thereto shall come from amounts distributable to the appropriate beneficiaries for whose benefit such expenses or obligations were incurred.  In the event the fees and expenses of the Liquidating Trust are less than $100,000, then any remaining funds in the Liquidating Trust Expense Reserve shall be distributed in accordance with Section 4.02(vi) of this Plan.

All costs and expenses associated with the administration and winding up of the Liquidating Trust, including the storage of records and documents, shall be paid only from the funds held the Liquidating Trust Expense Reserve and shall not be charged against any other Liquidating Trust Assets.  In no event shall the Liquidating Trustee be required or permitted to use his or her personal funds or assets to satisfy obligations of the Liquidating Trust.

Section 9.06                            Avoidance Actions Proceeds Reserve

All the Avoidance Actions Proceeds shall also be deposited in the Avoidance Action Proceeds Reserve for the benefit of first, the Holders of Allowed Plan Carve Out Claims to the extent the Claims Reserve is insufficient to satisfy such Claims; and second, the Holders of General Unsecured Claims in Classes A6, B6, C6, D6, E3, F6, G6, H6, and I6.  Upon satisfaction in full of all Allowed General Unsecured Claims, all Avoidance Actions Proceeds shall be for the benefit of the Pre-Petition Secured Agent or UBE, as applicable.

ARTICLE X

EXECUTORY CONTRACTS, UNEXPIRED LEASES, AND OTHER AGREEMENTS

Section 10.01                     Assumption/Rejection

(a)           Executory Contracts and Unexpired Leases. On the Effective Date, and to the extent permitted by applicable law, all of the Debtors’ executory contracts and unexpired leases will be rejected unless such executory contract or unexpired lease:  (a) is a Desired 365 Contract and is being assumed pursuant to this Plan; (b) is the subject of a motion to assume Filed on or before the Confirmation Date; or (c) has been previously rejected or assumed.

(b)           Oil and Gas Interests. The Debtors’ oil and gas leases are interests in real property in the applicable states (Texas, Oklahoma, and New Mexico) to which Bankruptcy Code § 365 does not apply, including federal oil and gas leases related to property in such states.  To the extent however, Bankruptcy Code §365 is found to be applicable to any of the Debtors’ oil and gas interests, this Plan constitutes a Motion to Assume and/or Assign such oil and gas interests to the Successful Bidder.  Because the Debtors have sought and obtained authority to pay the Royalty Claims and such Claims have been paid or will be paid under this Plan, no additional cure costs exist as of the Petition Date with respect to the oil and gas interests.

Section 10.02                     Cure Amounts

The Bid Procedures and Sale Motion contemplates that Desired 365 Contracts will be assumed by the Debtors and/or assigned to the Purchaser pursuant to the Sale Order and/or the Confirmation Order.  In accordance with the Bid Procedures, the Debtors Filed a list of the Desired 365 Contracts along with the proposed Cure Costs, in connection with the Stalking Horse bid.  As part of the Plan Supplement, the Debtors will file a final list of the Desired 365 Contracts. Any party taking exception to the proposed Cure Costs shall, in accordance with the Bid Procedures Order, File a detailed statement setting forth its reason by July 6, 2012. The Bankruptcy Court shall determine the proper amount of the Cure Costs at the Combined Hearing.  The fixing of the Cure Costs shall constitute the Debtors’ right to assign the Desired 365 Contract lease to the Purchaser under Bankruptcy Code §§ 365(c) and (f).

Section 10.03                     Assumed Executory Contracts and Unexpired Leases

Each Desired 365 Contract will include (a) all amendments, modifications, supplements, restatements, or other agreements made directly or indirectly by any agreement, instrument, or other document that in any manner affect such executory contract or unexpired lease; and (b) with respect to any executory contract or unexpired lease that relates to the use, ability to acquire, or occupancy of real property, all executory contracts or unexpired leases and other rights appurtenant to the property, including all easements, licenses, permits, rights, privileges, immunities, options, rights of first refusal, powers, uses, usufructs, reciprocal easement agreements, vaults, tunnel or bridge agreements or franchises, and any other equity interests in real estate or rights in rem related to such premises, unless any of the foregoing agreements have been rejected pursuant to an order of the Bankruptcy Court or are the subject of a motion to reject Filed on or before the Confirmation Date.

Amendments, modifications, supplements, and restatements to executory contracts and unexpired leases that have been executed by the Debtors during their Chapter 11 Cases shall not be deemed to alter the pre-petition nature of the executory contract or unexpired lease, or the validity, priority, or amount of any Claims that may arise in connection therewith.

Section 10.04                     Insurance Policies

All insurance policies pursuant to which the Debtors have any obligations in effect as of the date of the Confirmation Hearing shall be deemed and treated as executory contracts pursuant to this Plan and shall be assumed by the Liquidating Trust.

Section 10.05                     Pass-through

Except as otherwise provided in this Plan, any rights or arrangements necessary or useful to the administration of the Liquidating Trust but not otherwise addressed as a Claim or Interest, and other executory contracts not assumable under Bankruptcy Code § 365(c), shall, in the absence of any other treatment under this Plan, the Purchase and Sale Agreement, the Sale Order and/or the Confirmation Order, be passed through the Chapter 11 Cases for the benefit of the Liquidating Trust and the counterparty unaltered and unaffected by the Chapter 11 Cases.

Section 10.06                     Claims Based on Rejection of Executory Contracts and Unexpired Leases

Unless otherwise provided by a Bankruptcy Court order, any Proofs of Claim asserting Claims arising from the rejection of the Debtors’ executory contracts and unexpired leases pursuant to this Plan or otherwise must be Filed no later than thirty (30) days after the later of the Effective Date or the date a Final Order is entered granting the rejection.  Any Proofs of Claim arising from the rejection of the Debtors’ executory contracts or unexpired leases that are not timely Filed shall be disallowed automatically, forever barred from assertion, and shall not be enforceable against any Debtor or the Liquidating Trust without the need for any objection by any Person or further notice to or action, order, or approval of the Bankruptcy Court, and any Claim arising out of the rejection of the executory contract or unexpired lease shall be deemed fully satisfied, released, and discharged, notwithstanding anything in the Bankruptcy Schedules or a Proof of Claim to the contrary.  All Allowed Claims arising from the rejection of the Debtors’ executory contracts and unexpired leases shall be classified as General Unsecured Claims for the particular Debtor in question and shall be treated in accordance with the particular provisions of this Plan for such Debtor; provided however, if the Holder of an Allowed Claim for rejection damages has an unavoidable security interest in any Collateral to secure obligations under such rejected executory contract or unexpired lease, the Allowed Claim for rejection damages shall be treated as an Other Secured Claim to the extent of the value of such Holder’s interest in the Collateral, with the deficiency, if any, treated as a General Unsecured Claim.

Section 10.07                     Reservation of Rights

Nothing contained in this Plan shall constitute an admission by the Debtors that any such Desired 365 Contract is in fact an executory contract or unexpired lease or that any Debtor has any liability thereunder.  If there is a dispute regarding whether a contract or lease is or was executory or unexpired at the time of assumption or rejection, the Debtors, the Liquidating Trustee, or the Reorganized Debtors, as applicable, shall have thirty (30) days following entry of a Final Order resolving such dispute to alter and to provide appropriate treatment of such contract or lease.

Section 10.08                     Nonoccurrence of Effective Date

In the event that the Effective Date does not occur, the Bankruptcy Court shall retain jurisdiction with respect to any request by the Debtors to extend the deadline for assuming or rejecting unexpired leases pursuant to Bankruptcy Code § 365(d)(4).

ARTICLE XI

PROCEDURES FOR RESOLVING DISPUTED,
CONTINGENT, AND UNLIQUIDATED CLAIMS

Section 11.01                     Expunging of Certain Claims

Except as otherwise provided by a Bankruptcy Court order, all Claims marked or otherwise Scheduled as contingent, unliquidated or disputed on the Bankruptcy Schedules and for which no Proof of Claim has been timely filed, shall be deemed Disallowed Claims and such Claims shall be expunged as of the Effective Date without the necessity of filing a claim objection and without further notice to, or action, order or approval of the Bankruptcy Court.

Section 11.02                     Objections to Claims

(a)           Authority.  The Debtors, the Reorganized Debtors, or the Liquidating Trustee (as applicable) and the Pre-Petition Agents shall have the exclusive authority to File objections to the Plan Carve Out Claims, and to withdraw any objections to such Claims that they File.  The Debtors, the Reorganized Debtors or the Liquidating Trustee (as applicable) shall have the exclusive authority to settle, compromise, or litigate to judgment any objections to Disputed Plan Carve Out Claims, (i) if they have the prior written consent of Pre-Petition Agents, (ii) if they have given detailed written notice of the proposed settlement, compromise or litigation to the Pre-Petition Agents and the Pre-Petition Agents have not objected thereto within five (5) Business Days after receipt of such notice, or (iii) upon the order of the Bankruptcy Court after the Pre-Petition Agents have had notice and an opportunity to object.  The Debtors, the Reorganized Debtors or the Liquidating Trustee, as applicable, shall have the exclusive authority to File, settle, compromise, withdraw, or litigate to judgment any objections to other Claims.  Except as set forth above, from and after the Effective Date, the Liquidating Trustee may settle or compromise any Disputed Claim without approval of the Bankruptcy Court.  Except as set forth above, the Liquidating Trustee also shall have the right to resolve any Disputed Claim outside the Bankruptcy Court under applicable governing law.

(b)           Objection Deadline.  As soon as practicable, but no later than the Claims Objection Deadline, the Liquidating Trustee or the Pre-Petition Agents may File objections with the Bankruptcy Court and serve such objections on the Creditors holding the Claims to which such objections are made.  Nothing contained herein, however, shall limit the right of the Liquidating Trustee or the Pre-Petition Agents to object to Claims, if any, Filed or amended after the Claims Objection Deadline.  The Claims Objection Deadline may be extended by the Bankruptcy Court upon motion by the applicable Debtor, Reorganized Debtor or the Liquidating Trustee, as the case may be, or the Pre-Petition Agents.

Section 11.03                     Estimation of Claims

The Liquidating Trustee may (after the Pre-Petition Agents’ prior written consent in the case of Disputed Plan Carve Out Claims) at any time request that the Bankruptcy Court estimate any such Disputed Claim pursuant to Bankruptcy Code § 502(c), regardless of whether the Liquidating Trustee or any Debtor, Reorganized Debtor or the Pre-Petition Agents have previously objected to such Claim or whether the Bankruptcy Court has ruled on any objection, and the Bankruptcy Court will retain jurisdiction to estimate any Claim at any time during litigation concerning any objection to any Claim, including during the pendency of any appeal related to any such objection.  In the event the Bankruptcy Court estimates any Disputed Claim, that estimated amount will constitute the maximum limitation on such Claim, as determined by the Bankruptcy Court and the Liquidating Trustee (and the Pre-Petition Agents in the case of the Disputed Plan Carve Out Claims) may elect to pursue any supplemental proceedings to object to any ultimate payment on such Claim.  All of the aforementioned objection, estimation and resolution procedures are cumulative and are not necessarily exclusive of one another.  Disputed Plan Carve Out Claims may be estimated and thereafter resolved by any permitted mechanism (i) if it has the Pre-Petition Agents’ prior written consent, (ii) if the Pre-Petition Agents have received a detailed written notice of the proposed estimation and resolution and the Pre-Petition Agents have not objected thereto within five (5) Business Days after receipt of such notice, or (iii) upon the order of the Bankruptcy Court after the Pre-Petition Agents have had notice and an opportunity to object.  Other Claims may be estimated and thereafter resolved as the Liquidating Trustee may deem appropriate.

Section 11.04                     No Distributions Pending Allowance

Notwithstanding any other provision of this Plan, no payments or distributions shall be made with respect to all or any portion of a Disputed Claim unless and until all objections to such Disputed Claim have been settled or withdrawn or have been determined by Final Order, and the Disputed Claim, or some portion thereof, has become an Allowed Claim.

Section 11.05                     Distributions After Allowance

The Liquidating Trustee shall make payments and distributions from the appropriate Distribution Reserve Account to each Holder of a Disputed Claim that has become an Allowed Claim in accordance with the provisions of this Plan governing the class of Claims to which such Holder belongs.  As soon as reasonably practicable after the date that the order or judgment of the Bankruptcy Court allowing all or part of any Disputed Claim becomes a Final Order, the Liquidating Trustee shall distribute to the Holder of such Claim the distribution (if any) that would have been made to such Holder on the Distribution Date had such Allowed Claim been allowed on the Distribution Date.  After a Disputed Claim is Allowed or otherwise resolved, the excess Cash or other property that was reserved on account of such Disputed Claim, if any, shall become a Liquidating Trust Asset for the benefit of other Allowed Claims of the Class or Classes for which the distribution reserve was created.

Section 11.06                     Reduction of Claims

Notwithstanding the contents of the Bankruptcy Schedules or the Bankruptcy SOFAs, Claims listed therein as undisputed, liquidated and not contingent shall be reduced by the amount, if any, that was paid by the Debtors before the Effective Date, including pursuant to orders of the Bankruptcy Court.  To the extent such payments are not reflected in the Bankruptcy Schedules or the Bankruptcy SOFAs, such Bankruptcy Schedules and Bankruptcy SOFAs will be deemed amended and reduced to reflect that such payments were made.  Nothing in this Plan shall preclude the Liquidating Trustee from paying Claims that the Debtors were authorized to pay pursuant to any Final Order entered by the Bankruptcy Court before the Effective Date.

ARTICLE XII

CONDITIONS PRECEDENT TO CONFIRMATION
AND CONSUMMATION OF THIS PLAN

Section 12.01                     Conditions Precedent to Confirmation

The following are conditions precedent to the occurrence of Confirmation, each of which must be satisfied or waived in accordance with Section 12.04 below:

(a)           The Bankruptcy Court shall have entered an order, in form and substance reasonably acceptable to the Debtors, approving the adequacy of the Disclosure Statement, and such Order shall have become a Final Order.

(b)           The Confirmation Order approving and confirming this Plan, as such Plan may have been modified, amended or supplemented, shall (i) be in form and substance reasonably acceptable to the Debtors, the Pre-Petition Agents and the Purchaser; and (ii) include a finding of fact that the Reorganized Debtors, and their respective present and former members, officers, directors, managers, employees, advisors, attorneys and agents, acted in good faith within the meaning of and with respect to all of the actions described in Bankruptcy Code § 1125(e) and are therefore not liable for the violation of any applicable law, rule, or regulation governing such actions.

(c)           If the Purchaser purchases the Acquired Property pursuant to a Sale Order, the Bankruptcy Court shall have entered the Sale Order in form and substance reasonably acceptable to the Debtors, the Pre-Petition Agents, and the Purchaser.

Section 12.02                     Occurrence of the Effective Date

The following are conditions precedent to the occurrence of the Effective Date, each of which must be satisfied or waived in accordance with Section 12.04 below:

(a)           The Confirmation Order shall have been entered in form and substance reasonably acceptable to the Debtors, Pre-Petition Agents, and the Purchaser, and such Order shall have become a Final Order.

(b)           If the Purchaser purchases the Acquired Property pursuant to a Sale Order, the Sale Order shall have been entered in form and substance reasonably acceptable to the Debtors, the Pre-Petition Agents, and the Purchaser and such order shall have become a Final Order.

(c)           The Purchaser shall have provided written evidence satisfactory to the Debtors and the Pre-Petition Agents that simultaneous with the occurrence of the Effective Date, the Purchaser is prepared to close the Transactions.

(d)           The Closing shall have occurred pursuant to the Purchase and Sale Agreement.

(e)           The Liquidating Trust Agreement shall have been fully executed in form and substance reasonably acceptable to the Debtors and the Pre-Petition Agents.

(f)            There shall not be in effect any (i) order entered by any court of any competent jurisdiction; (ii) any order, opinion, ruling or other decision entered by any administrative or governmental entity or (iii) applicable law, staying, restraining, enjoining or otherwise prohibiting or making illegal the consummation of any of the Transactions contemplated by this Plan.

Section 12.03                     Substantial Consummation

On the Effective Date, this Plan shall be deemed to be substantially consummated under Bankruptcy Code §§ 1101 and 1127(b).

Section 12.04                     Waiver of Conditions

Each of the conditions set forth in Section 12.01 or Section 12.02 hereof may be waived in whole or in part by the Debtors with the prior written consent of the Pre-Petition Agents (and the Purchaser, if applicable), which consent shall not be unreasonably withheld.  The failure to satisfy or waive any condition to Confirmation or the Effective Date may be asserted by the Debtors or the Pre-Petition Agents regardless of the circumstances giving rise to the failure of such condition to be satisfied.

Section 12.05                     Revocation, Withdrawal, or Non-Consummation

The Debtors reserve the right to revoke or withdraw this Plan (including, without limitation, any one or more of the nine separate plans in respect of the Debtors) at any time before the Confirmation Date and to File subsequent plans of reorganization.  For each revoked or withdrawn plan, or if Confirmation or Consummation of any plan does not occur, then, with respect to any such revoked or withdrawn Plan, (a) the Plan shall be null and void in all respects; (b) any settlement or compromise embodied in the Plan (including the fixing, allowance or limiting to an amount certain of any Claim or Interests or Class of Claims or Interests), unless otherwise agreed to by the Debtors and any counterparty to such settlement or compromise, and any document or agreement executed pursuant to the Plan, shall be deemed null and void; and (c) nothing contained in the Plan, and no acts taken in preparation for Consummation of the Plan, shall (i) constitute or be deemed to constitute a waiver or release of any Claims by or against, or any Interests in, the Debtors or any other Person, (ii) prejudice in any manner the rights of the Debtors or any Person in any further proceedings involving the Debtors, or (iii) constitute an admission of any sort by the Debtors or any other Person.

ARTICLE XIII

AMENDMENTS AND MODIFICATIONS

The Debtors may alter, amend, or modify this Plan, the Plan Documents, or any Exhibits thereto under Bankruptcy Code § 1127(a) at any time before the Confirmation Date; provided, however, that where this Plan requires a document to be acceptable to, consented to, agreed to or otherwise satisfactory to Pre-Petition Agents or the Purchaser, the Debtors may not modify such document without the written consent of Pre-Petition Agents or the Purchaser, as applicable.  Further, if any amendment, modification or supplement to this Plan (including the Plan Supplement or a modification described in this Article XIII of this Plan) or any Exhibit hereto or thereto is made without the prior written consent of the Senior Secured Lenders, then notwithstanding any other agreement to the contrary, the Senior Secured Lenders shall have no obligation to support, or take any actions in support of, this Plan.  After the Confirmation Date and before “substantial consummation” of this Plan, as defined in Bankruptcy Code § 1101(2), the Debtors may, under Bankruptcy Code § 1127(b), institute proceedings in the Bankruptcy Court to remedy any defect or omission or reconcile any inconsistencies in this Plan, the Disclosure Statement, the Sale Order, Bid Procedures and Sale Order, or the Confirmation Order, and such matters as may be necessary to carry out the purposes and effects of this Plan, so long as such proceedings do not (i) materially adversely affect the treatment of Holders of Claims or Interests under this Plan or (ii) modify any provision of the Purchase and Sale Agreement or any of the Purchaser’s rights thereunder; provided, however, that prior notice of such proceedings shall be served in accordance with the Bankruptcy Rules or order of the Bankruptcy Court.

ARTICLE XIV

RETENTION OF JURISDICTION

Under Bankruptcy Code §§ 105(a) and 1142, and notwithstanding entry of the Confirmation Order and occurrence of the Effective Date, the Bankruptcy Court shall retain exclusive jurisdiction over all matters arising out of, or related to, the Chapter 11 Cases and this Plan to the fullest extent permitted by law, including, among other things, jurisdiction to:

A.            Allow, disallow, determine, liquidate, classify, estimate or establish the priority or Secured or unsecured status of any Claim or Interest, including the resolution of any request for payment of any Administrative Claim and the resolution of any objections to the Secured or unsecured status, priority, amount or allowance of Claims or Interests;

B.            Hear and determine all applications for compensation and reimbursement of expenses of Professionals under Bankruptcy Code §§ 327, 328, 330, 331, 503(b), 1103 or 1129(a)(4); provided, however, that from and after the Effective Date, the payment of fees and expenses of professionals retained by the Reorganized Debtors and/or the Liquidating Trustee shall be made in the ordinary course of business and shall not be subject to the approval of the Bankruptcy Court except as otherwise set forth in this Plan;

C.            Hear and determine all matters with respect to the assumption or rejection of any executory contract or unexpired lease to which one or more of the Debtors are parties or with respect to which one or more of the Debtors may be liable, including, if necessary, the nature or amount of any required cure or the liquidating of any claims arising therefrom;

D.            Hear and determine any and all adversary proceedings, motions, applications, and contested or litigated matters arising out of, under, or related to, the Chapter 11 Cases;

E.            Enter and enforce such orders as may be necessary or appropriate to execute, implement, or consummate the provisions of this Plan and all contracts, instruments, releases, and other agreements or documents created in connection with this Plan, the Disclosure Statement, the Sale Order and/or the Confirmation Order;

F.             Hear and determine disputes arising in connection with the interpretation, implementation, Consummation, or enforcement of this Plan, including disputes arising under agreements, documents or instruments executed in connection with this Plan;

G.            Consider any modifications of this Plan, cure any defect or omission, or reconcile any inconsistency in any order of the Bankruptcy Court, including, without limitation, the Confirmation Order;

H.            Issue injunctions, enter and implement other orders, or take such other actions as may be necessary or appropriate to restrain interference by any entity with implementation, Consummation, or enforcement of this Plan, the Sale Order and/or the Confirmation Order;

I.             Enter and implement such orders as may be necessary or appropriate if the Confirmation Order is for any reason reversed, stayed, revoked, modified, or vacated;

J.             Hear and determine any matters arising in connection with or relating to this Plan, the Disclosure Statement, the Sale Order and/or the Confirmation Order, the Purchase and Sale Agreement, the Liquidating Trust Agreement or any other contract, instrument, release, or other agreement or document created in connection with this Plan, the Disclosure Statement , the Sale Order and/or the Confirmation Order;

K.            Hear and determine any disputes regarding the interpretation or implementation of the Purchase and Sale Agreement;

L.            Enforce all orders, judgments, injunctions, releases, exculpations, indemnifications and rulings entered in connection with the Chapter 11 Cases or pursuant to this Plan;

M.           Recover all assets of the Debtors and property of the Estates, wherever located;

N.            Hear and determine matters concerning state, local, and federal taxes in accordance with Bankruptcy Code §§ 346, 505, and 1146;

O.            Hear and determine all disputes involving the existence, nature, or scope of Debtors’ discharge or any releases granted in this Plan;

P.             Hear and determine such other matters as may be provided in the Confirmation Order or as may be authorized under, or not inconsistent with, provisions of the Bankruptcy Code;

Q.            Enter an order or final decree concluding or closing the Chapter 11 Cases; and

R.            Enforce all orders previously entered by the Bankruptcy Court.

ARTICLE XV

EFFECT OF THIS PLAN ON CLAIMS AND INTEREST

Section 15.01                     Compromise and Settlements

Except for those Avoidance Actions and Causes of Action transferred to the Liquidating Trust, pursuant to Bankruptcy Code § 363 and Bankruptcy Rule 9019, and in consideration for the classification, distribution and other benefits provided under this Plan, the provisions of this Plan shall constitute a good faith compromise and settlement of all Claims, Interests and controversies resolved pursuant to this Plan, including, without limitation, all Claims arising before the Petition Date, whether known or unknown, foreseen or unforeseen, asserted or unasserted, arising out of, relating to or in connection with the business or affairs of, or transactions with, the Debtors.  The entry of the Confirmation Order shall constitute the Bankruptcy Court’s approval of each of the foregoing compromises or settlements, and all other compromises and settlements provided for in this Plan, and the Bankruptcy Court’s findings shall constitute its determination that such compromises and settlements are in the best interests of the Debtors, the Estates, Creditors and other parties in interest, and are fair, equitable and within the range of reasonableness.

Section 15.02                     Satisfaction of Claims

The rights afforded in this Plan and the treatment of all Claims and Interests herein shall be in exchange for and in complete satisfaction, discharge, and release of all Claims and Interests of any nature whatsoever against the Debtors or any of their Estates, assets, properties, or interests in property.  Except as otherwise provided in this Plan, the Sale Order and/or the Confirmation Order, on the Effective Date, all Claims against and Interests in the Debtors shall be satisfied, discharged, and released in full.  None of the Debtors, the Reorganized Debtors or their Affiliates, shall be responsible for any pre-Effective Date obligations of the Debtors or the Reorganized Debtors, except those expressly assumed by the Debtors or the Reorganized Debtors, as applicable.  Except as otherwise provided in this Plan, the Sale Order and/or the Confirmation Order, all Persons and Entities shall be precluded and forever barred from asserting against the Debtors and their Affiliates, their respective successors or assigns, or their Estates, assets, properties, or interests in property any event, occurrence, condition, thing, or other or further Claims or Causes of Action based upon any act, omission, transaction, or other activity of any kind or nature that occurred or came into existence before the Effective Date, whether or not the facts of or legal bases therefore were known or existed before the Effective Date.

Section 15.03                     Discharge of Liabilities

Pursuant to Bankruptcy Code §1141(d), and except as otherwise specifically provided in this Plan, the Sale Order and/or the Confirmation Order, the distributions, rights, and treatment that are provided in this Plan shall be in complete satisfaction, discharge, and release, effective as of the Effective Date, of all Claims, Interests, and Causes of Action of any nature whatsoever, including any interest accrued on Claims or Interests from and after the Petition Date, whether known or unknown, against, liabilities of, Liens on, obligations of, rights against, and Interests in, the Debtors or any of their assets or properties, regardless of whether any property shall have been distributed or retained pursuant to this Plan on account of such Claims and Interests, including demands, liabilities, and

Causes of Action that arose before the Effective Date, any liability (including withdrawal liability) to the extent such Claims or Interests relate to services performed by employees of the Debtors before the Effective Date and that arise from a termination of employment or a termination of any employee or retiree benefit program, regardless of whether such termination occurred before or after the Effective Date, any contingent or non-contingent liability on account of representations or warranties issued on or before the Effective Date, and all debts of the kind specified in Bankruptcy Code §§ 502(g), 502(h), or 502(i), in each case whether or not:  (a) a Proof of Claim or Interest based upon such debt, right, Claim, or Interest is Filed or deemed Filed pursuant to Bankruptcy Code §501; (b) a Claim or Interest based upon such Claim, debt, right, or Interest is Allowed pursuant to Bankruptcy Code §502; or (c) the Holder of such a Claim or Interest has accepted this Plan.  Subject to the terms of this Plan, the Sale Order and/or the Confirmation Order, any default by the Debtors or their Affiliates with respect to any Claim or Interest that existed immediately before or on account of the Filing of the Chapter 11 Cases shall be deemed satisfied on the Effective Date.  Subject to the terms of this Plan, the Sale Order and/or the Confirmation Order shall be a judicial determination of the discharge of all Claims and Interests subject to the Effective Date occurring.  Subject to the terms of this Plan, the Sale Order and/or the Confirmation Order shall be a judicial determination of discharge of all liabilities of the Debtors, their Estates, the Reorganized Debtors and all successors thereto.  As provided in Bankruptcy Code §524, subject to the terms of this Plan, the Sale Order and/or the Confirmation Order such discharge shall void any judgment against the Debtors, their Estates, the Reorganized Debtors or any successors thereto at any time obtained to the extent it relates to a Claim or Interest discharged, and operates as an injunction against the prosecution of any action against the Reorganized Debtors or their respective property and assets to the extent it relates to a discharged Claim or Interest.

Section 15.04                     Releases

(a)           Releases by Debtors and Estates.  Except as otherwise expressly provided in this Plan, the Purchase and Sale Agreement, the Sale Order and/or the Confirmation Order, on the Effective Date, for good and valuable consideration, to the fullest extent permissible under applicable law, each of the Debtors and the Reorganized Debtors on its own behalf and as representative of its respective Estate, and each of its respective Related Persons, shall, and shall be deemed to, completely and forever release, waive, void, extinguish and discharge unconditionally, each and all of the Released Parties (except for the Debtors and the Reorganized Debtors and their respective Related Persons) of and from any and all Claims, Causes of Action (including any Avoidance Actions), any and all other obligations, suits, judgments, damages, debts, rights, remedies, causes of action and liabilities of any nature whatsoever, and any and all Interests or other rights of a Holder of an equity security or other ownership interest, whether liquidated or unliquidated, fixed or contingent, matured or unmatured, known or unknown, foreseen or unforeseen, then existing or thereafter arising, in law, equity or otherwise that are or may be based in whole or part on any act, omission, transaction, event or other circumstance taking place or existing on or before the Effective Date (including before the Petition Date) in connection with or related to any of the Debtors, the Reorganized Debtors or their respective assets, property and Estates, the Chapter 11 Cases or this Plan, the Purchase and Sale Agreement, the Plan Support Agreement, the Disclosure Statement or the Transaction that may be asserted by or on behalf of any of the Debtors, the Reorganized Debtors or their respective Estates.

(b)           Release of and by Purchaser.  On and after the Effective Date, the Purchaser shall be deemed to have conclusively, absolutely, unconditionally, irrevocably, and forever, released each of (i) the Debtor; (ii) the Debtor’s current and former directors, managers, officers, employees, attorneys, and other representatives, in their capacities as such; (iii) legal, financial and restructuring advisors of the Debtors; and (iv) the Liquidating Trust, from any and all Claims, interest, obligations, rights, suits, damages, losses, costs and expenses, actions, Causes of Action, remedies, and liabilities of any kind or character whatsoever, including any derivative capital claims asserted or assertable against the Debtors, their estates, and the Liquidating Trust whether known or unknown, foreseen or unforeseen, liquidated or unliquidated, suspected or unsuspected, matured or unmatured, fixed or contingent, in law, equity, or otherwise that the Purchaser, or any Entity claiming by or through the Purchaser now has or hereafter can, shall or may have, or otherwise would have been legally entitled to assert in their own right (whether individually or collectively) or on behalf of the Holder of any Claim or Interest or any other Entity, through the Closing, save and except any Claims and/or continuing obligations under, in connection with or relating to Purchase and Sale Agreement, the Sale Order, and/or the Confirmation Order.

On or after the Effective Date, the Debtors, on behalf of themselves and their respective subsidiaries and affiliates (including the Liquidating Trust) shall be deemed to have conclusively, absolutely, unconditionally, irrevocably, and forever, released (i) the Purchaser, (ii) the Purchaser’s current and former directors, managers, officers, employees, attorneys, and other representatives, in their capacities as such; and (iii) legal and financial advisors of the Purchaser, from any and all Claims, interests, obligations, rights, suits, damages, losses, costs and expenses, actions, Causes of Action, remedies, and liabilities of any kind or character whatsoever, whether known or unknown, foreseen or unforeseen, liquidated or unliquidated, suspected or unsuspected, matured or unmatured, fixed or contingent, in law, equity, or otherwise, that the Debtors’ their subsidiaries and affiliates (including the Liquidating Trust) or any Entity claiming by or through the Debtors or their subsidiaries and affiliates ever had, now has or hereafter can, shall or may have, or otherwise be legally entitled to assert in their own right (whether individually or collectively) or on behalf of the Holder of any Claim or Interest or other Entity, through the Closing, save and except and/or continuing obligations under, in connection with or relating to the Purchase and Sale Agreement, the Sale Order, and/or the Confirmation Order.

(c)           Releases by Holders of Claims and Interests.  Except as otherwise expressly provided in this Plan, the Purchase and Sale Agreement, the Sale and/or the Confirmation Order, on the Effective Date, for good and valuable consideration, to the fullest extent permissible under applicable law—except for governmental units and Holders of Interests—each Person that (i) has held, currently holds or may hold a Claim or any other obligation, suit, judgment, damages, debt, right, remedy, cause of action or liability of any nature whatsoever, or any Interest, or other right of a Holder of an equity security or other ownership interest that is terminated and (ii) marks the “CONSENT TO RELEASES” box on the Ballot shall, and shall be deemed to completely and forever release, waive, void, extinguish and discharge unconditionally each and all of the Released Parties of and from any and all Claims, any and all other obligations, suits, judgments, damages, debts, rights, remedies, causes of action and liabilities of any nature whatsoever (including, without limitation, those arising under the Bankruptcy Code), and any and all Interests or other rights of a Holder of an equity security or other ownership interest, whether liquidated or unliquidated, fixed or contingent, matured or unmatured, known or unknown, foreseen or unforeseen, then existing or thereafter arising, in law, equity or otherwise that are or may be based in whole or part on any act, omission, transaction, event or other circumstance taking place or existing on or before the Effective Date (including before the Petition Date) in connection with or related to any of the Debtors, the Reorganized Debtors or their respective assets, property and Estates, the Chapter 11 Cases or this Plan, the Purchase and Sale Agreement, the Plan Support Agreement, the Disclosure Statement or the Transaction.  Notwithstanding the foregoing or any other provision of this Section 15.04, no Released Party shall be released from any acts constituting criminal conduct, willful misconduct fraud, or gross negligence.

(d)           Injunction Related to Releases.  Except as provided in this Plan, the Purchase and Sale Agreement, the Sale Order and/or the Confirmation Order, as of the Effective Date, (i) all Persons that hold, have held, or may hold a Claim or any other obligation, suit, judgment, damages, debt, right, remedy, causes of action or liability of any nature whatsoever, or any Interest or other right of a Holder of an equity security or other ownership interest, relating to any of the Debtors or the Reorganized Debtors or any of their respective assets, property and Estates, that is released pursuant to this Section 15.04 of this Plan, (ii) all other parties in interest, and (iii) each of the Related Persons of each of the foregoing entities, are, and shall be, permanently, forever and completely stayed, restrained, prohibited, barred and enjoined from taking any of the following actions, whether directly or indirectly, derivatively or otherwise, on account of or based on the subject matter of such discharged Claims or other obligations, suits, judgments, damages, debts, rights, remedies, causes of action or liabilities, and of all Interests or other rights of a Holder of an equity security or other ownership interest:  (i) commencing, conducting or continuing in any manner, directly or indirectly, any suit, action or other proceeding (including, without limitation, any judicial, arbitral, administrative or other proceeding) in any forum; (ii) enforcing, attaching (including, without limitation, any prejudgment attachment), collecting, or in any way seeking to recover any judgment, award, decree, or other order; (iii) creating, perfecting or in any way enforcing in any matter, directly or indirectly, any Lien; (iv) setting off, seeking reimbursement or contributions from, or subrogation against, or otherwise recouping in any manner, directly or indirectly, any amount against any liability or obligation owed to any Person discharged under this Section 15.04; and (v) commencing or continuing in any manner, in any place of any judicial, arbitration or administrative proceeding in any forum, that does not comply with or is inconsistent with the provisions of this Plan, the Sale Order and/or the Confirmation Order.

(e)           Deemed Consent.  Except for governmental units and Holders of Interests, each Person that has submitted a Ballot and marks the “CONSENT TO RELEASES” box on the Ballot shall, and shall be deemed, to the fullest extent permitted by applicable law, to have specifically consented to the releases set forth in this Section 15.04.

(f)            No Waiver.  Notwithstanding anything to the contrary contained in this Section 15.04, the releases and injunctions set forth in this Section 15.04 shall not, and shall not be deemed to, limit, abridge or otherwise affect the rights of the Reorganized Debtors, the Liquidating Trust, or the Purchaser to enforce, sue on, settle or compromise the rights, claims and other matters expressly retained by the Reorganized Debtors, the Liquidating Trust, or the Purchaser pursuant to this Plan or the Purchase and Sale Agreement, the Sale Order and/or the Confirmation Order.

(g)           Supplemental Injunction.  In order to supplement the injunctive effect of the discharge injunction, and pursuant to the exercise of the equitable jurisdiction and power of the

Bankruptcy Court under Bankruptcy Code § 105(a), the Confirmation Order shall provide for the following injunctions to take effect as of the Effective Date.

(h)           Terms.  In order to preserve and promote the settlements contemplated by and provided for in this Plan, and to supplement, where necessary, the injunctive effect of the discharge as provided in Bankruptcy Code §§ 1141 and 524 and as described in this Article, except as otherwise expressly provided in this Plan, the Purchase and Sale Agreement, the Sale Order and/or the Confirmation Order, all Persons and any Person claiming by or through them, which have held or asserted, which currently hold or assert or which may hold or assert any Claims or any other obligations, suits, judgments, damages, debts, rights, remedies, causes of action or liabilities of any nature whatsoever, and all Interests, or other rights of a Holder of an equity security or other ownership interest, against any of the Released Parties based upon, attributable to, arising out of or relating to any Claim against or Interest in any of the Debtors, whenever and wherever arising or asserted, whether in the U.S. or anywhere else in the world, whether sounding in tort, contract, warranty or any other theory of law, equity or admiralty, shall be, and shall be deemed to be, permanently stayed, restrained and enjoined from taking any action against any of the Released Parties for the purpose of directly or indirectly collecting, recovering or receiving any payment or recovery with respect to any such Claims or other obligations, suits, judgments, damages, debts, rights, remedies, causes of action or liabilities, and all Interests or other rights of a Holder of an equity security or other ownership interest, arising before the Effective Date (including before the Petition Date), including, but not limited to:

(i)            commencing or continuing in any manner any action or other proceeding of any kind with respect to any such Claims or other obligations, suits, judgments, damages, debts, rights, remedies, causes of action or liabilities, and all Interests, or other rights of a Holder of an equity security or other ownership interest, against any of the Released Parties or the assets or property of any Released Party;

(ii)           enforcing, attaching, collecting or recovering, by any manner or means, any judgment, award, decree or order against any of the Released Parties or the assets or property of any Released Party with respect to any such Claims or other obligations, suits, judgments, damages, debts, rights, remedies, causes of action or liabilities, and all Interests or other rights of a Holder of an equity security or other ownership interest;

(iii)         creating, perfecting or enforcing any Lien of any kind against any of the Released Parties or the assets or property of any Released Party with respect to any such Claims or other obligations, suits, judgments, damages, debts, rights, remedies, causes of action or liabilities, and all Interests or other rights of a Holder of an equity security or other ownership interest;

(iv)          except as otherwise expressly provided in this Plan, the Sale Order and/or the Confirmation Order, asserting, implementing or effectuating any setoff, right of subrogation, indemnity, contribution or recoupment of any kind against any obligation due to any of the Released Parties or against the property of any Released Party with respect to any such Claims or other obligations, suits, judgments, damages, debts, rights, remedies, causes of action or liabilities, and all Interests or other rights of a Holder of an equity security or other ownership interest; and

(v)           taking any act, in any manner, in any place whatsoever, that does not conform to, or comply with, the provisions of this Plan, the Plan Supplement, the Sale Order and/ or the Confirmation Order relating to such Claims or other obligations, suits, judgments, damages, debts, rights, remedies, causes of action or liabilities, and all Interests or other rights of a Holder of an equity security or other ownership interest.

(i)            Bankruptcy Rule 3016 Compliance.  The Debtors’ compliance with the formal requirements of Bankruptcy Rule 3016(c) shall not constitute an admission that this Plan provides for an injunction against conduct not otherwise enjoined under the Bankruptcy Code.

(j)            Integral to Plan.  Each of the injunctions provided in this Section 15.04 is an integral part of this Plan and is essential to its implementation.  Each of the Released Parties and any other Persons protected by the injunctions set forth in this Section 15.04 shall have the right to independently seek the enforcement of such injunctions.

Section 15.05                     Exculpation

The Released Parties SHALL NOT BE LIABLE FOR ANY cause of action arising in connection with or out of the administration of the Chapter 11 Cases, the planning of the Chapter 11 Cases, the formulation, negotiation or implementation of this Plan, the good faith solicitation of acceptances of this Plan in accordance with Bankruptcy Code 1125(e), pursuit of Confirmation of this Plan, the Consummation of this Plan, or the administration of this Plan or the Acquired Property to be sold pursuant to the Purchase and Sale Agreement or to be distributed under this Plan, except for gross negligence or willful misconduct as determined by a Final Order of the Bankruptcy Court.  All Holders of Claims and Interests are enjoined from asserting or prosecuting any Claim or cause of action against any protected Person as to which such Released Party has been exculpated from liability pursuant to the preceding sentence.

Section 15.06                     Permanent Injunction

Except as otherwise expressly provided in this Plan, the Purchase and Sale Agreement the Sale Order and/or the Confirmation Order, all Persons who have held, hold or may hold Claims against, or Interests in, the Debtors are permanently enjoined, on and after the Effective Date, to the fullest extent permissible under applicable law, as such law may be extended or integrated after the Effective Date, from (a) commencing or continuing in any manner any action or other proceeding of any kind with respect to any such Claim or Interest; (b) the enforcement, attachment, collection, or recovery by any manner or means of judgment, award, decree or order against any Released Party on account of any such Claim or Interest; (c) creating, perfecting, or enforcing any encumbrance of any kind against any Released Party or against the property or interests in property of such Released Party on account of any such Claim or Interest; and (d) asserting any right of setoff, recoupment or subrogation of any kind against any obligation due from any Released Party or against the property or interests in property of any Released Party on account of any such Claim or Interest.  The foregoing injunction will extend to successors of any Released Party and their respective property and interests in the property.

Section 15.07                     Setoffs

Except as otherwise expressly provided for in this Plan, the Sale Order and/or the Confirmation Order pursuant to the Bankruptcy Code (including Bankruptcy Code § 553), applicable non-bankruptcy law, or as may be agreed to by the Holder of a Claim or Interest, each Debtor or each Reorganized Debtor may setoff against any Allowed Claim or Interest (other than the Union Senior Secured Claim, the Natixis Hedge Claim, or the UBE Junior Secured Claim) and the distributions to be made pursuant to this Plan on account of such Allowed Claim or Interest (before such distribution is made), any Claims, rights, and Causes of Action of any nature that such Debtor or Reorganized Debtor, as applicable, may hold against the Holder of such Allowed Claim or Interest, to the extent such Claims, rights, or Causes of Action against such Holder have not been otherwise compromised or settled on or before the Effective Date (whether pursuant to this Plan or otherwise); provided, however, that neither the failure to effect such a setoff nor the allowance of any Claim or Interest pursuant to this Plan shall constitute a waiver or release by such Debtor or Reorganized Debtor of any such Claims, rights, and Causes of Action that such Debtor may possess against such Holder.  In no event shall any Holder of Claims or Interests be entitled to setoff any Claim or Interest against any Claim, right, or cause of action of the Debtors or Reorganized Debtors, as applicable, unless such Holder has Filed a motion with the Bankruptcy Court requesting the authority to perform such setoff on or before the Confirmation Date, and notwithstanding any indication in any Proof of Claim or Interest or otherwise that such Holder asserts, has, or intends to preserve any right of setoff pursuant to Bankruptcy Code § 553 or otherwise.

Section 15.08                     Recoupment

Except as provided in this Plan, the Sale Order and/or the Confirmation Order any Holder of a Claim or Interest shall not be entitled to recoup any Claim or Interest against any Claim, right, or cause of action of the Debtors or Reorganized Debtors, as applicable, unless such Holder actually has performed such recoupment and provided notice thereof in writing to the Debtors on or before the Confirmation Date, notwithstanding any indication in any Proof of Claim or Interest or otherwise that such Holder asserts, has, or intends to preserve any right of recoupment.

Section 15.09                     Release of Liens

Except as otherwise provided in this Plan or in any contract, instrument, release, or other agreement or document created pursuant to this Plan, on the Effective Date and concurrently with the applicable distributions made pursuant to this Plan and, in the case of a Secured Claim, satisfaction in full of the portion of the Secured Claim that is Allowed as of the Effective Date, all mortgages, deeds of trust, Liens, pledges, or other security interests against any property of the Debtors’ Estates shall be fully released and discharged, and all of the right, title, and interest of any Holder of such mortgages, deeds of trust, Liens, pledges, or other security interests shall revert to the applicable Debtor and its successors and assigns.

Section 15.10                     Good Faith

As of the Confirmation Date, the Debtors shall be deemed to have solicited acceptance or rejections of this Plan in good faith and in compliance with the applicable provisions of the Bankruptcy Code.

Section 15.11                     Rights of Defendants and Avoidance Actions

All rights, if any, of a defendant to assert a Claim arising from relief granted in an Avoidance Action, together with the Liquidating Trustee’s right to oppose such Claim are fully preserved.  Any such Claim that is Allowed shall be entitled to treatment and distribution under this Plan as a General Unsecured Claim.

ARTICLE XVI

MISCELLANEOUS PROVISIONS

Section 16.01                     Severability of Plan Provisions

If, before Confirmation, any term or provision of this Plan is held by the Bankruptcy Court to be invalid, void or unenforceable, the Bankruptcy Court, at the request of the Debtors, shall have the power to alter and interpret such term or provision to make it valid or enforceable to the maximum extent practicable, consistent with the original purpose of the term or provision held to be invalid, void or unenforceable, and such term or provision shall then be applicable as altered or interpreted.  Notwithstanding any such holding, alteration or interpretation, the remainder of the terms and provisions of this Plan shall remain in full force and effect and shall in no way be affected, impaired or invalidated by such holding, alteration or interpretation.  The Confirmation Order shall constitute a judicial determination and shall provide that each term and provision of this Plan, as it may have been altered or interpreted in accordance with the foregoing, is valid and enforceable pursuant to its terms.

Section 16.02                     Successors and Assigns

The rights, benefits and obligations of any Person named or referred to in this Plan, including any Holder of a Claim, shall be binding on, and shall inure to the benefit of, any heir, executor, administrator, successor or assign of such entity.

Section 16.03                     Binding Effect

This Plan shall be binding upon and inure to the benefit of the Debtors, all present and former Holders of Claims against and Interests in the Debtors, their respective successors and assigns, including, but not limited to, the Debtors, and all other parties-in-interest in these Chapter 11 Cases.

Section 16.04                     Notices

Any notice, request, or demand required or permitted to be made or provided under this Plan to or upon the Debtors, the Reorganized Debtors, or the Pre-Petition Agents shall be (i) in writing; (ii) served by (a) certified mail, return receipt requested, (b) hand delivery, (c) overnight delivery service, (d) first class mail, or (e) facsimile transmission; and (iii) deemed to have been duly given or made when actually delivered or, in the case of facsimile transmission, when received and telephonically confirmed, addressed as follows:

If to the Debtors:

Cano Petroleum Corporation
Attention:  James R. Latimer, III
6500 N. Belt Line Road, Suite 200
Irving, TX 75063

With a copy to (which shall not constitute notice):

David M. Bennett
THOMPSON & KNIGHT, LLP
1722 Routh Street, Suite 1500
Dallas, Texas 75201
214.969.1700 (telephone)
214.969.1751 (facsimile)

If to the Pre-Petition Agents:

Malcolm Duncan McDuffie
Union Bank, N.A.
445 S. Figueroa Street
Los Angeles, CA 90071-1602
Phone:  (213) 236-6786
Fax:  (213) 236-6476

With a copy to (which shall not constitute notice):

William A. (Trey) Wood, III
BRACEWELL & GIULIANI LLP
711 Louisiana, Suite 2300
Houston, Texas 77002
Phone:  (713) 223-2300
Fax:  (713) 221-1212

If to Reorganized Debtors:

[            ]

With a copy to (which shall not constitute notice):

If to Liquidating Trust

Robert E. Ogle

1221 McKinney Street, Suite 2850

Houston, TX 77010

Section 16.05                     Term of Injunctions or Stay

Unless otherwise provided in this Plan, the Sale Order and/or Confirmation Order, all injunctions or stays provided for in the Chapter 11 Cases under Bankruptcy Code §§ 105 or 362 or otherwise, and in existence on the Confirmation Date (excluding any injunctions or stays contained in this Plan or Confirmation Order), shall remain in full force and effect until the Effective Date.  All injunctions or stays contained in this Plan, the Sale Order and/or Confirmation Order shall remain in full force and effect in accordance with their terms.

Section 16.06                     No Admissions

Notwithstanding anything herein to the contrary, nothing in this Plan shall be deemed as an admission by the Debtors with respect to any matter set forth herein, including liability on any Claim.

Section 16.07                     Notice of the Effective Date

The Debtors shall file on the docket of the Bankruptcy Court a Notice of Effective Date stating that (i) all conditions to the occurrence of the Effective Date have been satisfied or waived with the consent of the Pre-Petition Agents; (ii) the Effective Date has occurred and specifying the date thereof for all purposes under this Plan; and (iii) setting forth the name, address and telephone number for the Liquidating Trustee

Section 16.08                     Default Under Plan

(a)           Plan Default Notice.  Except or otherwise provided for in this Plan, after the Effective Date, in the event of an alleged default by the Liquidating Trustee under this Plan, any party alleging such default shall provide written notice of default (the “Plan Default Notice”) to the Liquidating Trustee at the address set forth in the Notice of Effective Date filed pursuant to Section 12.02 of this Plan with a copy thereof to the Debtors’ counsel and the Pre-Petition Agents’ counsel at the addresses set forth in this Plan and shall contemporaneously file such Plan default notice with the Bankruptcy Court.  The Liquidating Trustee shall have thirty (30) days from the receipt of a Plan Default Notice to cure any actual default that may have occurred.

(b)           Cure.  The Liquidating Trustee and any other party-in-interest shall have the right to dispute an alleged default that has occurred and to notify the party alleging such default that the Liquidating Trustee (or such other party-in-interest) contends no default has occurred, with such notice to be sent within the thirty-day period following receipt of a Plan Default Notice.  In such event, the Bankruptcy Court shall retain jurisdiction over the dispute relating to the alleged default and the remedy with respect to any remedy therefore.

(c)           Failure to Cure.  In the event the Liquidating Trustee (or any other party-in-interest) fails to either dispute the alleged default or timely cure such default, the party alleging such default shall be entitled to assert its rights under applicable law.

Section 16.09                     Governing Law

Unless a rule of law or procedure is supplied by federal law (including the Bankruptcy Code and Bankruptcy Rules), the laws of the State of Texas, without giving effect to the principles of conflicts of law thereof, shall govern the construction and implementation of this Plan and any agreements, documents, and instruments executed in connection with this Plan (except as otherwise set forth in those agreements, in which case the governing law of such agreement shall control) as well as corporate governance matters with respect to the Debtors; provided, however, that corporate governance matters relating to the Debtors or Reorganized Debtors, as applicable, not organized under Texas law shall be governed by the laws of the state of organization of such Debtor.

Section 16.10                     Plan Documents

The Plan Documents are incorporated herein and are a part of this Plan as set forth in full herein.

Section 16.11                     Entire Agreement

This Plan and the Plan Documents set forth the entire agreement and understanding among the parties-in-interests relating to the subject matter hereof and supersede all prior discussions and documents.

ARTICLE XVII

CONFIRMATION REQUEST

The Debtors request Confirmation of this Plan under Bankruptcy Code § 1129.  If any Impaired Class does not accept this Plan pursuant to Bankruptcy Code § 1126, the Debtors request Confirmation pursuant to Bankruptcy Code § 1129(b).  In that event, the Debtors reserve the right to modify this Plan to the extent (if any) that Confirmation of this Plan under Bankruptcy Code § 1129(b) requires modification.

Dated: May 30, 2012
CANO PETROLEUM, INC.

	By:	/s/ James R. Latimer, III
	Name:	James R. Latimer, III
	Title:	Chief Executive Officer

Dated: May 30, 2012
CANO PETRO OF NEW MEXICO, INC.

	By:	/s/ James R. Latimer, III
	Name:	James R. Latimer, III
	Title:	Chief Executive Officer

Dated: May 30, 2012
LADDER COMPANIES, INC.

	By:	/s/ James R. Latimer, III
	Name:	James R. Latimer, III
	Title:	Chief Executive Officer

Dated: May 30, 2012
SQUARE ONE ENERGY, INC.

	By:	/s/ James R. Latimer, III
	Name:	James R. Latimer, III
	Title:	Chief Executive Officer

Dated: May 30, 2012
W.O. ENERGY OF NEVADA, INC.

	By:	/s/ James R. Latimer, III
	Name:	James R. Latimer, III
	Title:	Chief Executive Officer

Dated: May 30, 2012
W.O. OPERATING COMPANY, LTD.

	By:	/s/ James R. Latimer, III
	Name:	James R. Latimer, III
	Title:	Chief Executive Officer

Dated: May 30, 2012
W.O. PRODUCTION COMPANY, LTD.

	By:	/s/ James R. Latimer, III
	Name:	James R. Latimer, III
	Title:	Chief Executive Officer

Dated: May 30, 2012
TRI-FLOW, INC.

	By:	/s/ James R. Latimer, III
	Name:	James R. Latimer, III
	Title:	Chief Executive Officer

Dated: May 30, 2012
WO ENERGY, INC.

	By:	/s/ James R. Latimer, III
	Name:	James R. Latimer, III
	Title:	Chief Executive Officer